SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement       [ ] Confidential, for Use of the Commission
[ ] Definitive Additional Materials      Only (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material under
    ss.240.14a-12

                             HEADWATERS INCORPORATED
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                             HEADWATERS INCORPORATED
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095

                                January [ ], 2005


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Headwaters Incorporated, which will be held on Tuesday, March 1, 2005, at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report with respect to the current status of Headwaters' operations and an opportunity for you to ask questions.

         Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

         The Proxy Statement contains a more extensive discussion of each proposal and therefore you should read the Proxy Statement carefully. After you have read the Proxy Statement and the accompanying instructions, you should execute and return the enclosed form of proxy card or voting instructions with respect to the proposed matters. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE ALL PROPOSALS.

         Only stockholders of record at the close of business on January 19, 2005 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

         If you have any questions after reading the Proxy Statement and other materials we have sent, please call Sharon Madden, Headwaters' Director of Investor Relations, at 1-800-316-6214.


                                           Sincerely,

                                           /s/ Kirk A. Benson
                                           -------------------------------------
                                           Kirk A. Benson
                                           Chairman and Chief Executive Officer


         THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE THE SHARES ARE VOTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                             HEADWATERS INCORPORATED
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MARCH 1, 2005
                              ____________________

To the Stockholders of Headwaters Incorporated:

         The 2005 Annual Meeting of Stockholders (the "Meeting") of Headwaters Incorporated, a Delaware corporation ("Headwaters"), will be held on Tuesday, March 1, 2005, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095, for the following purposes:

         1. To elect three Class II directors of Headwaters to serve until the 2008 annual meeting and one Class III director to serve until the 2006 annual meeting, or until their successors are duly elected and qualified;
         2. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2005;
         3. To approve an amendment to Headwaters' Certificate of Incorporation to increase the number of Headwater's Common Stock, par value $0.001, authorized for issuance from 50,000,000 to 100,000,000 shares;
         4.       To approve the Headwaters Short Term Incentive Bonus Plan;
         5.       To approve the Headwaters Long Term Incentive Compensation
                  Plan; and
         6. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board has fixed the close of business on Wednesday, January 19, 2005, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A copy of Headwaters' Proxy Statement and a proxy card accompany this notice. These materials will be first sent to stockholders on or about January 28, 2005.

         Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.


                                            By Order of the Board of Directors,

                                            /s/ Harlan M. Hatfield
                                            -----------------------------------
                                            Harlan M. Hatfield
                                            Secretary

South Jordan, Utah
January [ ], 2005

                             Your vote is important.

You are urged to date, sign and promptly return your proxy card so that your shares may be voted in accordance with your wishes and that the presence of a quorum may be assured. The prompt return of your signed proxy card, regardless of the number of shares you hold, will aid Headwaters in avoiding the expense of additional proxy solicitations. Giving your proxy does not affect your right to vote in person at the meeting or your right to resubmit later dated proxy cards.

                             HEADWATERS INCORPORATED
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                              ____________________

                                 PROXY STATEMENT


                         Annual Meeting of Stockholders
                      To Be Held on Tuesday, March 1, 2005
                              ____________________



                               GENERAL INFORMATION

         This Proxy Statement is being furnished to the stockholders of Headwaters Incorporated ("Headwaters"), in connection with the solicitation of proxies on behalf of the Board of Directors of Headwaters (the "Board") for use at Headwaters' Annual Meeting of Stockholders and any and all adjournments or continuations thereof (the "Meeting"), to be held Tuesday, March 1, 2005, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). These materials will be first mailed to stockholders on or about January 28, 2005.



                            PURPOSE OF ANNUAL MEETING

         At the Meeting, stockholders will be asked: (1) to elect three Class II directors of Headwaters to serve until the 2008 annual meeting and one Class III director to serve until the 2006 annual meeting, or until their successors are duly elected and qualified; (2) to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2005; (3) to approve an amendment to Headwaters' Certificate of Incorporation to increase the number of Headwater's Common Stock, par value $0.001, authorized for issuance from 50,000,000 to 100,000,000 shares; (4) to approve the Headwaters Incorporated Short-term Incentive Bonus Plan to replace the existing Headwaters Incorporated Incentive Bonus Plan; (5) to approve the Headwaters Incorporated Long Term Incentive Compensation Plan; and (6) to transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board recommends a vote "FOR" each of the proposals. The Board knows of no other matters that are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the person named in the enclosed proxy, or his duly appointed substitute acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.


                     QUORUM, VOTING RIGHTS AND OTHER MATTERS

         Headwaters' Common Stock, $.001 par value (the "Common Stock"), will be entitled to vote at the Meeting. Only stockholders of record at the close of business on Wednesday, January 19, 2005 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were [33,988,043] shares of Common Stock outstanding. Holders of Common Stock as of the Record Date are entitled to one vote for each share held for each of the proposals.

         The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Under Delaware law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a Meeting. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Meeting and, therefore, do not have an effect on the outcome of Proposals 1, 2, 4, or 5, but have the same effect as negative votes for Proposal 3. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter.

         With respect to Proposal 1, a plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions are not counted for purposes of the election of directors.

         With respect to Proposal 3, the affirmative vote of the holders of a majority of the stockholders' shares outstanding and entitled to vote is required. With respect to Proposals 2, 4 and 5 and any other matters (other than the election of directors) on which stockholders of Headwaters are entitled to vote, the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

         If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares. However, the New York Stock Exchange has adopted regulations that prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. Therefore, for shares held through a broker or other nominee who is an NYSE member organization, those shares will only be voted in favor of Proposal 5 if the stockholder has provided specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

         All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") the items listed in the Notice.

         Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with Headwaters a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a later date.

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by Headwaters. In addition to the mail solicitation of proxies, officers, directors, employees and agents of Headwaters may solicit proxies by written communication, telephone or personal call. Such persons are to receive no special compensation for any solicitation activities. Headwaters has retained Morrow & Co., a shareholder services company, to assist in this proxy solicitation. Headwaters will pay Morrow & Co. approximately $15,000 for its services, plus reimbursement of out-of-pocket expenses. Also, Headwaters will reimburse banks, brokers and other persons holding Common Stock for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                               EXECUTIVE OFFICERS

         The following table sets forth (i) the names of the executive officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they currently serve Headwaters:

Name                   Age  Position(s)                           Officer Since
----                   ---  -----------                           -------------
Kirk A. Benson         54   Chief Executive Officer                   1999
                            and Chairman of the Board
Steven G. Stewart      56   Chief Financial Officer                   1998
Harlan M. Hatfield     44   Vice President, General Counsel           1998
                            and Secretary
Kenneth R. Frailey     51   President, Headwaters Energy Services     1998
Craig R. Hickman       54   President, Headwaters Technology          2002
                            Innovation Group, Inc.
-------------

         See "Proposal No. 1 -- Election of Directors, Nominees for Election as Directors" for biographical information regarding Mr. Benson.

         Steven G. Stewart was appointed Chief Financial Officer of Headwaters in July 1998 and served as Vice President of Finance and Treasurer from April 1998 through July 1998. From October 1996 through March 1998, Mr. Stewart was a business assurance partner at PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP), with primary responsibility for public companies operating in the high technology, mining and extractive industries. From January 1994 through September 1996, Mr. Stewart was self-employed. Prior to 1994, Mr. Stewart was an audit partner with Ernst & Young (formerly Arthur Young) and was the Salt Lake City office Director of High Technology and Entrepreneurial Services. Mr. Stewart graduated with a B.S. degree in accounting from Brigham Young University in 1973 and is a Certified Public Accountant.

         Harlan M. Hatfield has served as Corporate Counsel since October 1996, as Vice President and General Counsel since July 1998 and as Secretary since July 1999. His activities with Headwaters have included the development of synthetic fuel projects, licensing and strategic business acquisitions. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory disputes, contracts and other legal matters. Prior to his employment with Headwaters, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner. Mr. Hatfield obtained a B.A. degree in Public Policy from Brigham Young University in 1984 and a Juris Doctorate from the University of Minnesota in 1987.

         Kenneth R. Frailey joined Headwaters in August 1998 as Vice President of Operations, after having been employed by Kennecott Corporation and General Electric for a total of 20 years. In February 2003, Mr. Frailey was appointed President of Headwaters Energy Services. At Headwaters, Mr. Frailey's responsibilities include all aspects of the Headwaters Energy Services synthetic fuels business, including, synthetic fuels operations, licensee relations, proprietary reagent sales and marketing, technology development, and intellectual property protection and management. Mr. Frailey has experience and expertise in mining, electrical power generation and energy fuels covering a wide variety of managerial assignments in a plant operating environment, business development and engineering. Mr. Frailey has leadership experience in plant technological improvements, plant optimization and profitability of existing operations as well as bringing start-up projects to full capacity. Mr. Frailey received his B.S. degree in Electrical Engineering from the University of Utah.

         Craig R. Hickman joined Headwaters in June 2002 and was appointed President of HTI in April 2003. Mr. Hickman is the founder, and was formerly the Chairman, of Management Perspectives Group, a strategic management consulting firm. He has consulted for corporations and organizations worldwide, lectured abroad for the U.S. State Department, served as a member of the Board of Directors of a large automotive parts distributor and was Editor-in-Chief of a regional business magazine. After receiving his MBA from the Harvard Business School, he joined the management consulting division of Ernst & Ernst where he worked on several strategic planning, organizational design and merger and acquisition consulting engagements. He has previously worked with Dart Industries and Arthur Young & Company, now Ernst & Young. He is the author or co-author of twelve books on business management, including The Strategy Game, An Innovator's Tale, and Mind of a Manager, Soul of a Leader.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following sets forth the compensation of Headwaters' Chief Executive Officer and each of the other four most highly compensated executive officers (collectively "Named Executives") as of September 30, 2004, whose total annual salary and bonus exceeded $100,000 in fiscal 2004. Unless otherwise noted, the amounts shown represent what was earned in the respective fiscal years.

                                                  SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                Long-Term Compensation
                                                                        -----------------------------------
                                               Annual Compensation              Awards            Payouts
                                    ----------------------------------- ------------------------ ----------
                                                                        Restricted   Securities
                                                           Other Annual   Stock      Underlying     LTIP       All Other
Name and Principal                   Salary      Bonus     Compensation   Awards      Options      Payouts   Compensation
      Position               Year     ($)         ($)           ($)         ($)        (#)(1)        ($)          ($)
----------------------------------------------------------------------------------------------------------------------------------
Kirk A. Benson............   2004    400,000    2,025,686      1,621        -           75,000        -          15,692 (2)
Chief Executive              2003    416,924    1,004,883      1,810        -          175,000        -         163,891
Officer                      2002    316,583      912,914      1,815        -           61,000        -          15,363

Steven G. Stewart..........  2004    265,000      752,556      1,183     116,500(7)     40,654        -          15,135 (3)
Chief Financial              2003    272,135      347,147      1,299        -           15,000        -          69,152
Officer                      2002    181,000      237,202      1,815        -           25,000        -          15,363

Harlan M. Hatfield.........  2004    174,923      492,183        890      76,937(7)     25,338        -          48,507 (4)
Vice President and           2003    176,327      203,918        959        -           15,000        -           3,833
General Counsel              2002    169,000      191,519      1,815        -           25,000        -          15,363

Kenneth R. Frailey(8) ...... 2004    177,346      615,328        898      79,126(7)     39,133        -          25,763 (5)
President, Headwaters
Energy Services

Craig R. Hickman(8) .......  2004    173,750      222,212        887      76,937(7)     35,338        -           3,702 (6)
President, Headwaters
Technology Innovation
Group, Inc.
-----------------

(1) All option grants shown above for 2002 were granted under the 2002 Stock Incentive Plan. All option grants shown above for 2003 and 2004 were granted under the 2003 Stock Incentive Plan.
(2) All other compensation for Mr. Benson consists of the following: For 2004, (i) $8,000 of matching 401(k) contributions, and (ii) $7,692 of payments in lieu of paid time off. For 2003, (i) $59,583 of retroactive pay for the period from May 1, 2002 through October 1, 2002 which was paid in 2003, (ii) $99,231 of paid time off related to 2002, which was also paid in 2003, and (iii) $5,077 of matching 401(k) contributions. For 2002, $15,363 of matching 401(k) contributions.
(3) All other compensation for Mr. Stewart consists of the following: For 2004, (i) $8,000 of matching 401(k) contributions, and (ii) $7,135 of payments in lieu of paid time off. For 2003, (i) $64,466 of paid time off related to 2002, which was paid in 2003, and (ii) $4,686 of matching 401(k) contributions. For 2002, $15,363 of matching 401(k) contributions.
(4) All other compensation for Mr. Hatfield consists of the following: For 2004, (i) $39,880 of payments in lieu of paid time off, and (ii) $8,627 of matching 401(k) contributions. For 2003, (i) $64,466 of paid time off related to 2002, which was paid in 2003, and (ii) $4,686 of matching 401(k) contributions. For 2002, $15,363 of matching 401(k) contributions.
(5) All other compensation for Mr. Frailey consists of (i) $14,279 of payments in lieu of paid time off, and (ii) $11,484 of matching 401(k) contributions.
(6) All other compensation for Mr. Hickman consists of payments in lieu of paid time off.
(7) The restricted stock awards vest over a five-year period. Using the closing Common Stock price as of September 30, 2004 of $30.86, the value of the restricted stock awards as of September 30, 2004 would be as follows: Mr. Stewart - $151,121 (4,897 shares); Mr. Hatfield - $99,801 (3,234 shares); Mr. Frailey - $102,640 (3,326 shares); and Mr.
         Hickman - $99,801 (3,234 shares).
(8)      Messrs. Frailey and Hickman became executive officers in 2004.

Option Grants in Fiscal 2004

         The following table sets forth certain information concerning options to purchase Common Stock granted during fiscal 2004 to the Named Executives.

                                                  OPTION GRANTS IN FISCAL 2004
-------------------------------------------------------------------------------------------------------------------
                                 Number of       % of Total
                                Securities    Options Granted
                                Underlying    to Employees in
                                  Options          2004            Exercise          Expiration        Grant Date
            Name              Granted (#)(1)        (2)         Price ($/Sh) (3)        Date         Value ($) (4)
-------------------------------------------------------------------------------------------------------------------
Kirk A. Benson ............        75,000           6.5%            $23.79           April 2014         787,713
Steven G. Stewart .........        25,654           2.2%            $23.79           April 2014         269,440
                                   15,000           1.3%            $28.31         September 2014       180,527
Harlan M. Hatfield ........        10,338           0.9%            $23.79           April 2014         108,578
                                   15,000           1.3%            $28.31         September 2014       180,527
Kenneth R. Frailey.........        14,133           1.2%            $23.79           April 2014         148,436
                                   25,000           2.2%            $28.31         September 2014       300,879
Craig R. Hickman...........        10,338           0.9%            $23.79           April 2014         108,578
                                   25,000           2.2%            $28.31         September 2014       300,879
----------------

(1) All of the options granted in fiscal 2004 vest ratably over five years, beginning on March 31, 2005 through March 31, 2009.
(2) The percentages reflected in the table above were computed based on the total number of options granted or issued in fiscal 2004, or 1,162,156.
(3) The exercise prices shown above equal the fair market values on the dates of grant, which fair market values are determined by the closing price of the Common Stock as reported by the Nasdaq Stock Market.
(4) The fair value of each stock option grant was determined using the Black-Scholes option pricing model and the following assumptions: expected stock price volatility of 40%, risk-free interest rates ranging from 3.3% to 4.2%, weighted average expected option life of three years, and no dividend yield. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because Headwaters' stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value, in management's opinion, the existing models do not necessarily provide a reliable measure of the fair value of stock options.


Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

         The following table summarizes for the Named Executives the number of stock options exercised during fiscal 2004, the aggregate dollar value realized upon exercise, the total number of unexercised options held at September 30, 2004 and the aggregate dollar value of in-the-money unexercised options held at September 30, 2004. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date (based upon the average of the high and low prices of Common Stock as reported by the Nasdaq Stock Market) and the exercise price of the option. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The value of unexercised, in-the-money options at September 30, 2004 is the aggregate amount of the difference between their exercise price and $30.86 per share, the fair market value of the underlying stock on September 30, 2004, based on the closing price of the Common Stock on that date.

The underlying options have not been and may never be exercised. The actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------

                             Shares                        Number of Securities          Value of Unexercised
                          Acquired on                     Underlying Unexercised        In-the-Money Options at
                            Exercise       Value          Options at 9/30/04 (#)       9/30/04 ($) Exercisable /
          Name                (#)       Realized ($)   Exercisable / Unexercisable           Unexercisable
-------------------------------------------------------------------------------------------------------------------
Kirk A. Benson ........      25,000        471,688         707,334 / 178,666           17,408,964 / 2,160,216
Steven G. Stewart......      51,253      1,262,038          96,667 / 58,987             1,811,356 / 502,068
Harlan M. Hatfield ....        -              -            216,667 / 43,671             4,755,024 / 393,784
Kenneth R. Frailey.....      50,000      1,115,875          90,000 / 59,133             2,028,032 / 464,138
Craig R. Hickman ......        -              -             40,000 / 65,338               660,132 / 606,607
-----------------

Stock Option Plans

         1995 Stock Option Plan. Until April 2002, Headwaters had only one stock option plan, the 1995 Stock Option Plan (the "1995 Plan"), under which 2,400,000 shares of Common Stock are reserved for ultimate issuance. A committee of Headwaters' Board of Directors, or in its absence, the Board (the "Committee") administers and interprets the 1995 Plan. This Committee is authorized to grant options under the terms of the 1995 Plan to eligible employees and consultants and to grant options and other awards outside the 1995 Plan to eligible employees, officers, directors, and consultants of Headwaters. The 1995 Plan provides for the granting of both incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). Terms of options granted under the 1995 Plan, including vesting requirements, are determined by the Committee. Options granted under the 1995 Plan vest over periods ranging from 0 to ten years, expire no more than ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. ISO grants must meet the requirements of the Internal Revenue Code and the 1995 Plan and may be made only to employees of Headwaters.

         2002 Stock Incentive Plan. In April 2002, the Board of Directors approved the 2002 Stock Incentive Plan (the "2002 Plan"). The 2002 Plan is intended to be a "broad-based" plan for purposes of the Nasdaq National Market listing standards. The number of shares reserved under the 2002 Plan is currently 850,000. Non-statutory stock options, restricted stock, stock appreciation rights (SARs) and stock units may be granted under the 2002 Plan. ISOs may not be granted under the 2002 Plan. Employees, directors and consultants of Headwaters are eligible for awards under the 2002 Plan, which expires ten years after adoption unless terminated earlier by the Board. The administration of the 2002 Plan is generally consistent with the administration of the 1995 Plan.

         2003 Stock Incentive Plan. In January 2003, the Board of Directors approved the 2003 Stock Incentive Plan (the "2003 Plan"). The 2003 Plan was approved by Headwaters' stockholders at the 2003 annual meeting. In January 2004, the Board of Directors approved Amendment No. 1 to the 2003 Plan, increasing the number of shares available for award grants under the 2003 Plan to 2,500,000. Amendment No. 1 to the 2003 Plan was approved by Headwaters' stockholders at the 2004 annual meeting. ISOs, NSOs, restricted stock, SARs and stock units may be granted under the 2003 Plan. Employees, directors and consultants of Headwaters are eligible for awards under the 2003 Plan, which expires ten years after adoption unless terminated earlier by the Board. The administration of the 2003 Plan is generally consistent with the administration of the 1995 and 2002 Plans.

         Other Options. In addition to options granted under the 1995 Plan, the 2002 Plan and the 2003 Plan (the "Option Plans"), Headwaters has periodically granted options for the purchase of Common Stock to employees, officers, directors and consultants outside those plans that were not qualified as ISOs for tax purposes. There were 307,000 such option grants during fiscal 2004, all of which were granted to employees of one of the companies acquired by Headwaters in 2004.

         Summary Information about Equity Compensation Plans. The following table provides information as of September 30, 2004 about Headwaters' Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of the Board of Directors under all of Headwaters' existing equity compensation plans and individual arrangements. As described above, Headwaters has three primary stock option plans under which options have been granted. Headwaters has also issued several options outside of any plan. The 1995 Plan and the 2003 Plan were approved by stockholders; the 2002 Plan has not been approved by stockholders. The amounts included in the caption "not approved by stockholders" in the table below represent amounts applicable under (i) the 2002 Plan plus (ii) all stock options granted outside of any stock option plan.

(in thousands)
--------------------------------- ----------------------- -------------------------- ------------------------------
                                   Shares to be issued        Weighted-average        Shares remaining available
                                     upon exercise of         exercise price of        for future issuance under
         Plan Category             outstanding options       outstanding options     existing equity compensation
                                                                                                 plans
--------------------------------- ----------------------- -------------------------- ------------------------------
Plans approved by stockholders            2,559                    $14.96                        1,048
Plans not approved by
stockholders                              1,239                    $16.70                          115 (1)
                                  ----------------------- -------------------------- ------------------------------
Total                                     3,798                                                  1,163
                                  ======================= ========================== ==============================
----------------

(1) Under the 2002 Plan, all of these shares may be issued as restricted stock or upon the exercise or settlement of stock appreciation rights and stock units.

2000 Employee Stock Purchase Plan

         The Board approved the 2000 Employee Stock Purchase Plan ("ESPP") in May 2000 to provide eligible employees with an opportunity to increase their proprietary interest in the success of Headwaters by purchasing Common Stock in Headwaters on favorable terms and to pay for such purchases through payroll deductions. The Board has subsequently amended the ESPP, most recently in July 2004. The Board believes that this plan is mutually beneficial to employees and Headwaters and its stockholders because such a plan enhances the interest of employees in the continued success of Headwaters and further aligns the interests of employees and stockholders. In addition, the Board is of the opinion that employee stock purchase plans provide an aid in recruiting qualified and talented employees. For these reasons, the Board authorized the adoption of the ESPP. The ESPP was approved by stockholders in September 2000 at a Special Meeting of Stockholders.

         Substantially all employees of Headwaters are eligible to participate in the ESPP after three months of employment. Non-employee directors are not eligible. A total of 500,000 shares of stock are reserved for issuance under the ESPP, of which approximately 208,000 shares have been issued through January 19, 2005. Under the ESPP, employees purchase shares of Common Stock directly from Headwaters, which shares are made available from treasury shares repurchased on the open market. The ESPP is intended to comply with Section 423 of the Internal Revenue Code, but is not subject to the requirements of ERISA. Employees purchase stock through payroll deductions of 1% to 10% of cash compensation, subject to certain limitations. The stock is purchased in a series of quarterly offerings. The cost per share to the employee is 85% of the lesser of the fair market value at the beginning of the offering period or the end of the offering period.

         Participation in the ESPP is voluntary and each eligible employee will make his or her own election whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees, including the Named Executives.

Incentive Bonus Plan

         The Incentive Bonus Plan ("Bonus Plan"), approved annually by the Compensation Committee of the Board of Directors ("Compensation Committee"), which is comprised only of independent directors, provides for annual cash bonuses to be paid if Headwaters accomplishes certain financial goals and if employees meet individual goals. A participant's cash bonus is based on Headwaters' accomplishing specified financial performance targets established by the Compensation Committee, the employee's base pay, and individual performance during the year. Headwaters' financial goals are based upon an economic value added concept ("EVA"), which purports to more closely align with a company's share price than other measurements of performance. EVA is a concept that is founded on the assumption that "free cash flow" is the primary driver of corporate value over time. This concept and EVA-based compensation plans began in the early 1970s and are still used today by what Headwaters believes to be some of the most successful companies in the U.S.

         Under the terms of the Bonus Plan, annual cash awards can be earned by participants who are employed at the end of the fiscal year, provided Headwaters' and the participant's individual goals are met or exceeded. Participants in the Bonus Plan include only officers and certain management level personnel. The amount of the cash awards is dependent on several factors, the most important of which is the EVA multiplier, or a factor determined by how much Headwaters' performance meets or exceeds a financial threshold ("EVA target") established by the Compensation Committee for each fiscal year. No awards are earned if the minimum EVA target is not achieved. EVA profit, which varies from traditional accrual accounting earnings, is determined each fiscal year and is then compared to the EVA target, which determines the EVA multiplier. EVA profit is defined as net income, plus interest expense, plus or minus economic adjustments, minus the cost of capital.

         A portion of annual cash awards "earned" by certain management personnel are banked, meaning that the full amount of the awards are not actually earned and paid unless the EVA target is achieved in each of the two succeeding fiscal years. This banking mechanism helps motivate management and employees to achieve long-term sustainable stockholder value and discourages short-term performance at the expense of long-term stockholder value creation. The bonus amounts for 2002 in the Summary Compensation Table represent the cash awards paid to the Named Executives for fiscal 2002, and include 50% of the banked amounts from fiscal 2000 and fiscal 2001, which were earned in 2002. The bonus amounts for 2003 in the Summary Compensation Table represent the cash awards paid to the Named Executives for fiscal 2003, and include 50% of the banked amounts from fiscal 2001 and fiscal 2002, which were earned in 2003. The bonus amounts for 2004 in the Summary Compensation Table represent the cash awards paid to the Named Executives for fiscal 2004, and include 50% of the banked amounts from fiscal 2002 and fiscal 2003, which were earned in 2004.

         If the stockholders approve the Short-Term Incentive Bonus Plan as proposed herein, the Bonus Plan will be replaced by the new Short-Term Incentive Bonus Plan. Currently, the bonus payments under the Bonus Plan to the Chief Executive Officer and the four other highest compensated officers of Headwaters are not exempt from the $1,000,000 tax deduction limit under Section 162(m) of the Internal Revenue Code. The proposed Short-Term Incentive Bonus Plan has been designed to qualify for the exemption from the $1,000,000 tax deduction limit under Section 162(m), provided that the stockholders approve that plan.

         In addition to the Bonus Plan described in the preceding paragraphs, Headwaters also has a General Employee Bonus Plan which covers substantially all employees not otherwise eligible to participate in any other performance-based compensation arrangement (including the Bonus Plan and sales commission arrangements). This Plan is also administered by the Compensation Committee. In addition to this Plan and the Bonus Plan, certain of the subsidiaries acquired by Headwaters in 2004 have or had bonus programs in place, all of which have been or will be discontinued in the near future. The total bonus amounts for 2002, 2003 and 2004 for all officers and employees under all bonus plans of Headwaters or its acquired subsidiaries, and including discretionary bonus payments approved by the Compensation Committee, was $2,784,749, $5,005,737, and $14,051,890, respectively.

Deferred Compensation Plan

         In November 2004, Headwaters' Board of Directors approved a Nonqualified Deferred Compensation Plan ("NDCP") for certain designated officers and employees, which has an effective date of January 1, 2005. The NDCP is a deferred compensation plan that is not qualified under Section 401(a) of the Internal Revenue Code that is limited to a select group of management employees and highly compensated employees of Headwaters and its subsidiaries. All of the Named Executives are eligible to participate in the NDCP. Participants in the NDCP can annually elect to defer up to 50% of base salary and up to 100% of bonus payments into the Plan. Participant deferrals are matched by Headwaters at a rate of 50% of the first six percent of salary or bonus deferred less any match made through the Headwaters 401(k) Savings and Investment Plan. Matching contributions are fully vested after three years of service. Participants direct the investment of deferred compensation and the company match, selecting from a series of investment options that are similar to the Headwaters 401(k) Plan. The NDCP is funded through a "rabbi trust" and trust-owned life insurance on all Plan participants. The Plan is intended to meet all applicable regulatory requirements, including the recently-enacted Section 409A of the Internal Revenue Code.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         Kirk A. Benson. In October 2002, Headwaters and Mr. Benson entered into an employment agreement covering Mr. Benson's "at will" employment. The agreement calls for payment of a gross annual salary of not less than $400,000 for the 12-month period ending April 2003, $450,000 for the 12-month period ending April 2004, and $500,000 for the 12-month period ending April 2005. The employment agreement further provides for participation in Headwaters' incentive bonus plan, the grant of stock options, the payment of severance pay, and other standard benefits such as vacation, participation in Headwaters' employee benefit plans and reimbursement for necessary and reasonable business expenses.

         With regard to option grants, the agreement provides for the grant of options in February 2003, April 2003 and April 2004. The February and April 2003 option grants were combined into an option grant in July 2003 for 175,000 shares with vesting over a three-year period beginning on the one-year anniversary of the grant date. The April 2004 option grant was for 75,000 shares, with vesting over a five-year period. All options will have a minimum exercise price equal to the fair market value of a share of Headwaters Common Stock on the grant date, and an expiration date 10 years from date of grant, with full vesting upon disability or death. If Headwaters terminates Mr. Benson's employment without cause or if Mr. Benson resigns all of his positions with Headwaters for good reason, as defined (including any change in control of Headwaters), he is entitled to termination benefits equal to 300% of his annual base salary in effect when employment terminates. In event of termination or upon a change in control, all of Mr. Benson's options shall immediately become fully vested and exercisable.

         Steven G. Stewart. Effective May 1998, Headwaters and Mr. Stewart entered into an employment agreement covering a continuous three-year period, unless terminated by Headwaters for cause or disability, or by Mr. Stewart for good cause or without good reason provided 90 days prior written notice is given. The employment agreement further provides for participation in Headwaters' incentive bonus plan, if any, as in effect from time to time, and the grant of stock options. In addition, Mr. Stewart receives other benefits comparable to those generally available to Headwaters employees. If his employment is terminated by Headwaters without cause or is terminated by Mr. Stewart for good reason, he is entitled to termination benefits equal to 200% of his then annual base salary and all outstanding options vest immediately. Mr. Stewart's current annual salary is $291,500.


                              CORPORATE GOVERNANCE

         Headwaters upholds a set of basic values to guide its actions and believes its corporate governance practices meet the standards defined in recently enacted legislation and other regulations.

         Independent Directors. A majority of Headwaters' Board members are independent of Headwaters and its management as defined by the SEC and the listing standards of the Nasdaq National Market. New directors participate in orientation and training immediately following their appointment to the Board. The non-management directors periodically meet in executive session, without management, as part of the agenda for Board meetings. Mr. James A. Herickhoff, an independent director and Vice Chairman of the Board, chairs all non-executive meetings of directors.

         Audit Committee. The Board has adopted an Audit Committee charter that meets SEC and the Nasdaq National Market listing standards, a copy of which was attached to the proxy statement filed with the SEC on January 28, 2003, for the 2003 annual meeting of stockholders. The Board has determined that each of Mr.
R. Sam Christensen, Mr. Malyn K. Malquist and Mr. Blake O. Fisher is an "audit committee financial expert" for purposes of the SEC's rules and all of the Audit Committee members are independent directors as defined by the Nasdaq National Market listing standards. Ernst & Young LLP, Headwaters' independent auditors, reports directly to the Audit Committee.

         Compensation Committee. The Board adopted a Compensation Committee charter in November 2004, a copy of which is attached to this proxy statement as Appendix C. The Compensation Committee meets the applicable tests for independence as defined by the SEC and the current Nasdaq National Market listing standards. Incentive compensation plans are reviewed and approved by the Compensation Committee. Director compensation is recommended to the Board by the Compensation Committee.

         Nominating and Governance Committee. The Nominating and Corporate Governance Committee was formed in January 2003. A copy of the committee's charter was attached to the proxy statement filed with the SEC on January 28, 2004, for the 2004 annual meeting of stockholders. All Nominating and Corporate Governance Committee members are independent directors as defined by the Nasdaq National Market listing standards. The Nominating and Governance Committee provides assistance to the Board in overseeing corporate governance, evaluates and selects director nominees of Headwaters to be considered for election at the annual meeting of stockholders and takes such other actions within the scope of its charter as the committee deems necessary or appropriate.

         Code of Ethics. Headwaters has adopted a Code of Ethics that applies to all of Headwaters' employees, executive officers and Board members. A copy of the Code of Ethics is included as an exhibit to Headwaters' Annual Report on

Form 10-K filed with the SEC for the fiscal year ended September 30, 2003. We will provide a copy of our Code of Ethics free of charge upon request. You may also view our Code of Ethics online at http://www.hdwtrs.com/corporate/ethics.asp.

Board Meetings and Committees

         The Board held a total of ten meetings during fiscal 2004. All directors attended all of the meetings, except that Mr. Garn attended seven meetings and two other directors attended nine meetings. Headwaters encourages but does not require Board member attendance at the Headwater's annual meeting.

         The Board currently has three committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which are comprised solely of independent directors as defined in the current Nasdaq National Market listing standards. The Audit Committee currently consists of Mr. R. Sam Christensen, as chair, and Mr. E.J. "Jake" Garn, Mr. Blake O. Fisher, and Mr. Malyn K. Malquist. The Compensation Committee currently consists of Mr. James A. Herickhoff, as chair, and Mr. Fisher, Mr. Raymond J. Weller, and Mr. Malquist. The Nominating and Corporate Governance Committee currently consists of Mr. William S. Dickinson, as chair, and Mr. Weller, Mr. Garn, and Mr. Herickhoff. The Audit Committee held five meetings in fiscal 2004, the Compensation Committee held five meetings in fiscal 2004, and the Nominating and Corporate Governance Committee held two meetings in fiscal 2004.

         Headwaters' policy is that any stockholder communications to the Board should be sent to the attention of the Board, specific Board member or committee in care of Headwaters' corporate Secretary at the following address: 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095. Headwaters is considering the adoption of a process by which stockholders may communicate more directly with the Board. The Nominating and Corporate Governance Committee will evaluate the establishment of procedures by which stockholders can send communications to the Board or to the non-management directors as a group. Headwaters will post those procedures on its website upon their adoption.

Compensation Committee Report on Executive Compensation

         The Board adopted a Compensation Committee charter in November 2004, a copy of which is attached to this proxy statement as Appendix C. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the overall compensation for Headwaters' officers and other key executives, including the Named Executives. The Compensation Committee also oversees the granting of stock options and the payment of incentive bonuses to all executives and employees of Headwaters. Future compensation polices will be dependent on Headwaters' performance and cash flow and employee performance.

         Headwaters seeks to compensate executives at competitive levels, considering current compensation surveys and practices for companies in similar industries and development patterns, the growth of Headwaters, each executive's individual contribution to meeting Headwaters' goals and objectives, and overall business conditions, as part of the total benefit package for employees.

         Headwaters' compensation practices include long-term incentives such as stock option grants as well as a bonus plan. It has been determined that an incentive bonus program that closely links bonus compensation to the creation of stockholder value as measured under the EVA concept is in the best interests of Headwaters and its stockholders since EVA-based plans are purported to be one of the best indicators of actual stockholder value creation. Accordingly, the Board adopted a formal EVA-based incentive bonus plan in fiscal 2000. The Board determined that such a plan was the best way to motivate Headwaters' management and employees to continuously seek to meet and exceed performance goals. The incentive bonus plan is deemed to be a significant part of the total compensation package for the Named Executives.

         The current employment agreement for Mr. Benson was approved by the Compensation Committee in a meeting in October 2002. The Compensation Committee recommended the fiscal 2004 cash compensation, cash bonus and grant of options to Mr. Benson based on Mr. Benson's ability to meet Headwaters' objectives.

         Section 162(m) of the Code limits Headwaters' tax deduction of certain compensation in excess of $1 million paid to certain executive officers named in the proxy unless the compensation is performance-based. Compensation attributable to stock options under the 1995 Plan and the 2003 Plan is treated as performance-based compensation if (1) the options are granted by the Compensation Committee; (2) the Plans restrict the number of shares for which options may be awarded to an executive during a specified period; and (3) the options have an exercise price at least equal to the fair market value of a share of Common Stock on the date of grant. Grants of restricted stock under the 1995 and 2003 Plans and awards under the 2002 Plan are not considered performance-based compensation.

         While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize Headwaters' tax deductions, if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of Headwaters and its stockholders. From time to time, the Compensation Committee may award compensation that is not fully tax deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of Headwaters and its stockholders.

         The Compensation Committee strives to ensure that Headwaters' compensation plan attracts, retains and rewards both staff and management personnel while continuing to operate in the best interests of Headwaters and its stockholders.


                                                   Compensation Committee
                                                   James A. Herickhoff, Chairman
                                                   Blake. O. Fisher
                                                   Raymond J. Weller
                                                   Malyn K. Malquist


Compensation Committee Interlocks and Insider Participation

         No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other entity, nor has any interlocking relationship existed in the past.

Compensation of Directors

         Headwaters' directors hold office until the end of their respective terms or until their successors have been duly elected and qualified. Headwaters' executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

         Outside directors are entitled to base annual cash compensation of $50,000, which is paid quarterly. The following additional annual compensation is paid quarterly: Vice Chair of the Board, $15,000; chair of the Audit Committee, $15,000; and all other committee chairs, $10,000. The outside directors also receive options for the purchase of Common Stock which vest at the rate of 12,000 shares each year. Directors receive reimbursement for out-of-pocket expenses. The cash compensation and options described in this section do not apply to directors who are salaried employees of Headwaters.

         In December 1998, each of Headwaters' outside directors received 36,000 options for the three-year period following the 1999 annual stockholders' meeting, subject to vesting on a pro rata basis, at the fiscal 2000, 2001 and 2002 annual stockholders' meetings. The options granted in December 1998 have exercise prices equal to the closing price of the Common Stock on the grant date. None of these option grants were granted under the 1995 Stock Option Plan. In November 2001, the three outside directors who were on the Board at that time (Messrs. Herickhoff, Tanner, and Weller) each received 36,000 options. Mr. Garn received an option grant for 36,000 shares in January 2002 when he joined the Board. All of these options to outside directors granted in 2001 and 2002 vest ratably in December 2002, December 2003 and December 2004, have an exercise price equal to the closing stock price of Headwaters' Common Stock as of the grant date and were granted under the 1995 Stock Option Plan. In August 2002, Mr. Comolli was granted 12,000 options at an exercise price equal to the closing price of the Common Stock on the grant date. These options vested in December 2002 and were also granted under the 1995 Stock Option Plan. In January 2003, the three new outside directors (Messrs. Christensen, Dickinson, and Malquist) were each granted 12,000 options at an exercise price equal to the closing price of the Common Stock on the grant date and which vested in December 2003. These options were granted under the 1995 Stock Option Plan, in the cases of Messrs. Christensen and Dickinson, and under the 2002 Stock Incentive Plan, in the case of Mr. Malquist. In March of 2003, these same three new directors were each granted 24,000 options under the 2003 Stock Incentive Plan at an exercise price equal to the closing price of the Common Stock on the grant date, vesting ratably in December 2004 and December 2005. In November 2004, Messrs. Herickhoff, Garn, and Weller each received 36,000 options at an exercise price equal to the closing price of the Common Stock on the grant date, vesting ratably in December 2005, 2006, and 2007.

Audit Committee Report

         The Audit Committee currently consists of four directors, each of whom is an independent director as defined by the Nasdaq National Market listing standards. The Board has determined that each of Messrs. Christensen, Malquist and Fisher is an "audit committee financial expert" for purposes of the SEC's rules. The primary purposes of the Audit Committee are to provide oversight of Headwaters' management in the areas of corporate governance including (i) the financial reporting system, the system of internal controls, and the outside independent auditing process and audit results, and (ii) legal and regulatory compliance in areas where control systems must be in place to reduce financial risk to Headwaters to acceptable levels.

         The Audit Committee meets periodically with management to consider the adequacy of Headwaters' internal controls and the reliability of Headwaters' financial statements. The Audit Committee also meets privately with the independent auditors, who have unrestricted access to the Audit Committee. The Audit Committee recommends to the Board the appointment of the independent auditors and periodically reviews their performance and independence from management. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors, a copy of which was attached to the proxy statement filed with the SEC on January 28, 2003 for last year's annual meeting of the stockholders.

         In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Headwaters' management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Headwaters' annual financial statements with generally accepted accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Headwaters' financial statements are complete and accurate and in accordance with generally accepted accounting principles generally accepted in the United States.

         Within this framework, the Audit Committee reviewed the audited financial statements and met with both management and Ernst & Young LLP, Headwaters independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and letter required by Independence Standards Board Standard No. 1. These items relate to that firm's independence from Headwaters. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

         Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

                                                   Audit Committee
                                                   R. Sam Christensen, Chairman
                                                   E. J. "Jake" Garn
                                                   Blake O. Fisher
                                                   Malyn K. Malquist

Nominating and Corporate Governance Committee Report

         The Nominating and Corporate Governance Committee currently consists of four directors, each of whom is independent as defined in the current Nasdaq National Market listing standards. The Nominating and Governance Committee provides assistance to the Board in overseeing corporate governance, evaluates and selects director nominees of the company to be considered for election at the annual meeting of stockholders and takes such other actions within the scope of its charter as the committee deems necessary or appropriate. A copy of the committee's charter was attached to the proxy statement filed with the SEC on January 28, 2004, for the 2004 annual meeting of stockholders.

         The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating new nominees to the Board. In evaluating director nominees, the Nominating and Corporate Governance Committee will, as described in the committee's charter, consider various criteria, including relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations of the Nasdaq Stock Market. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Headwaters' industry. Headwaters therefore seeks to attract and retain highly qualified directors who have sufficient time to devote to their substantial responsibilities and duties to Headwaters and its stockholders. The Nominating and Corporate Governance committee is considering the adoption of a more formal process for identifying or evaluating new nominees to the Board. To date, Headwaters has not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although Headwaters may do so in the future.

         To date, Headwaters has not received any recommendations from stockholders requesting the Board or any of its committees to consider a nominee for inclusion among the Board's slate of nominees in Headwaters' proxy statement for its annual meeting. Accordingly, the Nominating and Corporate Governance Committee has not at this time adopted a formal policy by which Headwaters' stockholders may recommend director nominees, however the committee will consider nominees recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the corporate Secretary at Headwaters' principal executive offices in accordance with the provisions of Headwaters' Bylaws and the provisions set forth herein under the heading "Stockholder Proposals." The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder and provide a brief summary of the nominee's qualifications, including such information about the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board, as well as contact information for both the nominee and the stockholder. Nominees should at a minimum have relevant business and financial experience and must be able to read and understand fundamental financial statements. Headwaters anticipates that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although, the Nominating and Corporate Governance Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The Nominating and Corporate Governance Committee will consider all relevant qualifications as well as the needs of Headwaters in terms of compliance with Nasdaq National Market listing standards and SEC rules.

         All of the nominees for directors being voted upon at the Meeting are directors standing for reelection.

                                   Nominating and Corporate Governance Committee William S. Dickinson, Chairman
                                   E. J. "Jake" Garn
                                   James A. Herickhoff
                                   Raymond J. Weller

Stockholder Return Performance Graph

         The following graph shows a comparison of the cumulative total stockholder return, calculated on a dividend reinvestment basis, for September 30, 1999 through September 30, 2004, on Headwaters' Common Stock with (1) the Nasdaq Composite Index - U.S., (2) the Standard & Poors - 500 Energy Sector Index, and (3) the Standard & Poors - 500 Building Products Index. The comparison assumes $100 was invested on September 30, 1999.

         Please note that historic stock price performance shown on the graph is not necessarily indicative of future price performance. Headwaters has not paid dividends on its Common Stock.

                                 [GRAPH OMITTED]

                                      9/30/99     9/30/00    9/30/01    9/30/02     9/30/03    9/30/04
                                     ----------- ---------- ---------- ----------- ---------- -----------
Headwaters                              $100       $115       $440        $553       $645      $1,234
S&P - 500 Energy Sector Index           $100       $115       $100         $87       $101        $146
S&P - 500 Building Products Index       $100        $59        $62         $63        $81        $116
Nasdaq Composite Index - U.S.           $100       $103        $45         $37        $48         $50

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of January 19, 2005 regarding the beneficial ownership of Headwaters' Common Stock, for: (i) each person (or group of affiliated persons) who, insofar as Headwaters has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive of Headwaters; and
(iv) all directors and executive officers of Headwaters as a group. Headwaters has relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of January 19, 2005, there were [33,988,043] shares of Common Stock outstanding. As of that date, there were outstanding options to purchase [3,760,288] shares of Common Stock.

  Name and Address of                 Amount and Nature of
 Beneficial Owner (1)               Beneficial Ownership(2)    Percent of Class
 --------------------               -----------------------    ----------------
Directors:
----------
Kirk A. Benson                            1,466,831(3)                4.2%
Raymond J. Weller                           318,274(4)                *
James A. Herickhoff                         102,500(5)                *
E. J. "Jake" Garn                            36,000(6)                *
R. Sam Christensen                           29,500(7)                *
William S. Dickinson                         25,700(8)                *
Malyn K. Malquist                            28,500(9)                *
Blake O. Fisher, Jr.                              0                   0%

Executive Officers:
-------------------
Steven G. Stewart                            63,688(10)               *
Harlan M. Hatfield                          148,591(11)               *
Kenneth R. Frailey                           95,162(12)               *
Craig R. Hickman                             43,234(13)               *
All directors and executive officers
as a group (sixteen persons)              2,365,903(14)               6.7%

* Less than 1%

(1) The address of each director and officer is c/o Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095.
(2) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from January 19, 2005, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of January 19, 2005.
(3) Consists of 834,497 shares owned by Mr. Benson and options to purchase 632,334 shares held by Mr. Benson exercisable within 60 days of January 19, 2005.
(4) Consists of 215,524 shares owned by Mr. Weller and options to purchase 102,750 shares held by Mr. Weller exercisable within 60 days of January 19, 2005.
(5) Consists of 8,000 shares owned by Mr. Herickhoff and options to purchase 94,500 shares held by Mr. Herickhoff exercisable within 60 days of January 19, 2005.
(6) Consists of options to purchase 36,000 shares held by Mr. Garn exercisable within 60 days of January 19, 2005.
(7) Consists of 5,500 shares owned by a partnership of which Mr. Christensen is a Trustee of the General Partner and options to purchase 24,000 shares held by Mr. Christensen exercisable within 60 days of January 19, 2005.
(8) Consists of 1,700 shares owned by Mr. Dickinson and options to purchase 24,000 shares held by Mr. Dickinson exercisable within 60 days of January 19, 2005.
(9) Consists of 4,500 shares owned by Mr. Malquist and options to purchase 24,000 shares held by Mr. Malquist exercisable within 60 days of January 19, 2005.
(10) Consists of 17,021 shares owned by Mr. Stewart and options to purchase 46,667 shares held by Mr. Stewart exercisable within 60 days of January 19, 2005.
(11) Consists of 12,382 shares owned by Mr. Hatfield and options to purchase 136,209 shares held by Mr. Hatfield exercisable within 60 days of January 19, 2005.
(12) Consists of 5,162 shares owned by Mr. Frailey and options to purchase 90,000 shares held by Mr. Frailey exercisable within 60 days of January 19, 2005.
(13) Consists of 3,234 shares owned by Mr. Hickman and options to purchase 40,000 shares held by Mr. Hickman exercisable within 60 days of January 19, 2005.

(14) Consists of 1,115,443 shares issued and outstanding and options to purchase 1,250,460 shares exercisable within 60 days of January 19, 2005.


                        TRANSACTIONS WITH RELATED PARTIES

         Employment and Related Agreements. As of September 30, 2004, Headwaters had employment agreements with Messrs. Benson and Stewart which provide for significant benefits. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." As of September 30, 2004, Headwaters and its subsidiaries have also entered into employment agreements with 23 other officers and employees. The employment agreements have original terms ranging from two to five years and are generally renewable by Headwaters, usually for one-year terms. They provide for annual salaries currently ranging from approximately $67,000 to $500,000 annually per person. The annual commitment under all employment agreements combined was approximately $3,715,000 as of September 30, 2004. Generally, the agreements provide for termination benefits, ranging from six months' salary, up to a maximum period equal to the remaining term of the agreement.

         Subordinated Debt. As described in more detail in the notes to the consolidated financial statements included in Headwaters' Annual Report on Form 10-K, in September 2002, in order to obtain the cash necessary to acquire ISG and retire the ISG debt, Headwaters issued new debt, including $20,000,000 of subordinated debt with an approximate five-year term. The subordinated debt was issued at a 2% discount, with Headwaters receiving net cash proceeds of $19,600,000. ISG management, including officers of ISG, participated in one-half, or $10,000,000, of the subordinated debt. The other half was issued to a corporation. The debt was not secured, bore interest at an 18% rate, and was repayable in September 2007. The debt agreement allowed for optional prepayments. Any prepayments paid to the corporation were subject to a prepayment charge which ranged from 5% of the principal prepaid in the first year to 1% of the principal prepaid in the last year of the five-year term of the debt agreement. Interest was payable quarterly, beginning October 2002. During fiscal year 2003, Headwaters made interest payments to Messrs. Creamer, Everest, Deju and the other current officer of ISG management under the subordinated debt agreement in the total amount of $1,410,000. In addition, in December 2003 Headwaters fully prepaid the subordinated debt. The prepayment to Messrs. Creamer, Everest, Deju and the other officer of ISG totaled $10,000,000, plus $440,000 of accrued interest.

         Incentive Agreements with ISG Principals. In January 2003, Headwaters executed incentive agreements with Messrs. Creamer, Everest and Deju, former stockholders and officers of ISG, all of whom were officers of either Headwaters or ISG following the ISG acquisition. The agreements called for contingent payments totaling up to $5,000,000 in the event of (i) a change in control, as defined, or (ii) continuing employment through September 2004 and an average stock price for Headwaters' Common Stock for any calendar quarter exceeding $20 per share. The maximum payments would have been required if there had been a change in control prior to October 2004, or if the officers remained employed through September 2004 and the average stock price for any calendar quarter reached $25 per share or more. During 2004, Messrs. Creamer and Everest resigned their positions and Headwaters recorded an expense for $1,500,000 related to the obligation to Mr. Deju.

         Insurance Benefits. Headwaters purchases certain insurance benefits for its employees from various insurance companies where Wansutter Employee Benefits LLC acts as broker. Mr. Weller, a director, is a principal of Wansutter Employee Benefits LLC. Gross payments to those insurance companies where Wansutter Employee Benefits LLC acted as broker totaled approximately $532,000 in fiscal 2002, $510,000 in fiscal 2003 and $1,215,000 in fiscal 2004.

         Other. Eldorado Stone, a subsidiary of Headwaters, purchases product from an entity located in Mexico in which Michael S. Lewis, an officer of Eldorado has a minority ownership interest. Costs incurred for materials purchased from this entity were approximately $2,712,000 in 2004.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Headwaters' officers and directors, and persons who own more than 10% of a registered class of Headwaters' equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish Headwaters with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Headwaters between October 1, 2003 and September 30, 2004, on year-end reports furnished to Headwaters after September 30, 2004, and on representations that no other reports were required, Headwaters believes that during the 2004 fiscal year all applicable 16(a) filing requirements were met, except that John N. Lawless, III and E.J. "Jake" Garn each filed one Form 4 after the due date for such Form 4.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Meeting, the stockholders will elect three Class II directors of Headwaters to serve until the 2008 annual meeting and one Class III director to serve until the 2006 annual meeting, or until their successors are duly elected and qualified. The Board of Directors is divided into three classes, currently comprised of three Class II directors whose terms will expire at the Meeting in March 2005 and who are standing for election at the Meeting; two Class III directors, whose terms will expire at Headwaters' annual meeting in 2006; and three Class I director, whose terms will expire at Headwaters' annual meeting in 2007.

         At the time of the Meeting, the Board will consist of eight members:
Kirk A. Benson, Raymond J. Weller, James A. Herickhoff, Blake O. Fisher, Jr., E.
J. "Jake" Garn, R. Sam Christensen, William S. Dickinson, Malyn K. Malquist.

         The Board proposes that the three individuals listed below as Class II nominees (each a current Class II director) be elected as Class II directors of Headwaters, and that the one individual listed below as a Class III nominee (a current Class III director) be elected as a Class III director of Headwaters. The nominees have consented to serve if elected to the Board. In the event that one or more of the nominees is unable to serve as director at the time of the Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee(s) as shall be designated by the Board to fill the vacancy or vacancies.

         The names of the Class II nominees, together with certain information about them, is set forth below:

Name                Age   Position with Headwaters                Director Since
----                ---   ------------------------                --------------
Kirk A. Benson      54    Chairman and Chief Executive Officer    1999
Raymond J. Weller   58    Director                                1991
E. J. "Jake" Garn   71    Director                                2002

         The name of the Class III nominee, together with certain information about him, is set forth below:

Name                          Age    Position with Headwaters    Director Since
----                          ---    ------------------------    --------------
Blake O. Fisher, Jr.          60     Director                    2004

         Kirk A. Benson has served as a Director of Headwaters since January 1999 and as Chairman and CEO since April 1999. Mr. Benson was Senior Vice President of Foundation Health Systems, Inc., one of the nation's largest publicly traded managed healthcare companies. Mr. Benson was with Foundation Health Systems and its predecessors for approximately ten years, holding various positions including president and chief operating officer for commercial operations, general counsel, and senior vice president for development with responsibility for merger and acquisition activity. He also holds a Master of Laws in Taxation from the University of Denver, and a Master of Accountancy and Juris Doctorate from Brigham Young University.

         Raymond J. Weller has served as a Director of Headwaters since July 1991 and served as Chairman of the Board from January 1997 through July 1998. Since 1991, Mr. Weller has been President of Wansutter Employee Benefits LLC, a Utah-based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay.

         E. J. "Jake" Garn has served as a Director of Headwaters since January 2002. Mr. Garn is a former United States Senator from the state of Utah. Mr. Garn currently serves as Managing Director of Summit Ventures, a lobbying and consulting firm, a position he has held since 2000. From 1993 to 1999, Mr. Garn served as Vice Chairman of Huntsman Corporation, a large Utah-based privately-held chemical company. From 1993 until the present, Mr. Garn has served as a director of Morgan Stanley Funds and at the present time serves as a director of the following entities: United Space Alliance, Franklin Covey, NuSkin Asia Pacific, BMW Bank of NA and Escrow Bank, USA. Mr. Garn had a long and distinguished career in national politics. Mr. Garn entered politics in 1967 when he was elected to the Salt Lake City (Utah) Commission. He was elected mayor of Salt Lake City in 1971 and to the United States Senate in 1974. He served as chairman of the Senate Banking, Housing and Urban Affairs Committee and as a member of the Senate Appropriations Committee. Senator Garn was re-elected to the Senate in 1980 and again in 1986, retiring in 1992.

         Blake O. Fisher, Jr. has served as a Director of Headwaters since November 2004. Mr. Fisher is currently involved in management and financial consulting to the telecommunications and utility industries. He is a consultant on financial issues to the USDA on Rural Utilities Service's broadband program. From May 2004 to the present he has served as chief financial officer for Fiber Utilities of Iowa, an entity that provides operation and construction services to municipal utilities. In May of 2002, Mr. Fisher retired from McLeod USA, a telecommunications provider. From February 1996 to May 2002, he held senior management positions with McLeod USA, initially as Chief Financial Officer, then President of the company's Western region and as Chief Development Officer. From 1991 until February of 1996 Mr. Fisher was Chief Financial Officer of IES Industries, an energy holding company. Prior to that Mr. Fisher spent 23 years in several management positions with Consumer Power Company, headquartered in Michigan.

Directors Not Standing for Election

         The names of the directors of Headwaters who are not standing for election at the Meeting are R. Sam Christensen, William S. Dickinson, and Malyn
K. Malquist, Class I directors whose terms expire in 2007, and James A. Herickhoff and Blake O. Fisher, Jr., Class III directors whose terms expires in 2006. Information about these directors is set forth below.

Class I Directors:

Name                    Age      Position with Headwaters      Director Since
----                    ---      ------------------------      --------------
R. Sam Christensen      55       Director                      2003
William S. Dickinson    69       Director                      2003
Malyn K. Malquist       51       Director                      2003

         R. Sam Christensen has served as a Director of Headwaters since January 2003. Since 1996, Mr. Christensen has spent the majority of his time managing Black Bear Ventures LP, a private investment firm, and evaluating new business opportunities. Mr. Christensen currently serves as a Director for two privately-held firms in California. Prior to 1996, Mr. Christensen was Chairman and majority owner of Richmond Holdings, Inc., a privately-held corporation engaged in developing, designing, manufacturing and selling flexible packaging materials and static control devices worldwide to the electronics and pharmaceutical industries. Richmond Holdings, Inc. was subsequently sold to a publicly-traded firm in 1996. Mr. Christensen began his career as an auditor with the firm of Touche Ross & Co. where, he spent nearly ten years. His final assignment, before resigning, was managing their Salt Lake City office and its audit and tax practice. Mr. Christensen earned a B.S. degree in Accounting from Brigham Young University in 1972. Mr. Christensen is a Certified Public Accountant.

         William S. Dickinson has served as a Director of Headwaters since January 2003. From 1972 to 1994, Mr. Dickinson worked for Arco Products Co. and Arco Technology and Engineering, most recently as Vice President of Engineering and Technology (from 1988 to 1994), at which time he retired and has been involved in various projects as a consultant. In his most recent position with Arco, Mr. Dickinson was responsible for engineering and process development for the Arco refineries. In prior years, he was responsible for, among other things, the sale of all natural gas produced by Arco, the engineering and construction of all new oil production facilities in Alaska and the lower 48 states, and managed annual budgets in the range of $100 million to $300 million. Mr. Dickinson graduated from Yale University in 1956 with a B.S. in Chemical Engineering.

         Malyn K. Malquist has served as a Director of Headwaters since January 2003. Mr. Malquist is Senior Vice President and Chief Financial Officer of Avista Corp., an energy utility in the Pacific Northwest. Mr. Malquist has held this position since September 2002. Mr. Malquist has 24 years of experience in the utility industry, many of which were in financial leadership positions. Mr. Malquist worked for the Truckee Meadows Water Authority from February 2001 until September 2002, serving as its General Manager. Mr. Malquist was CEO of Data Engines, a high tech start-up company from May 2000 through October 2000. Mr. Malquist was employed by Sierra Pacific Resources from 1994 through April 2000, initially as its Chief Financial Officer, and later as President, CEO and board member. Mr. Malquist worked for San Diego Gas and Electric from 1978 through 1994 in a variety of financial positions, including Vice President-Finance and Treasurer. Mr. Malquist received BA and MBA degrees from Brigham Young University.

Class III Directors:

Name                    Age      Position with Headwaters       Director Since
----                    ---      ------------------------       --------------
James A. Herickhoff     61       Vice Chairman and Director     1997

         James A. Herickhoff has served as a Director of Headwaters since August 1997 and was elected Vice Chairman in April 1999. Since January 2000, Mr. Herickhoff has been President, Chief Operating Officer and a principal of Wold Talc Company, which operates one of the largest talc mines in the United States. From 1987 to 1994, he served as President of Atlantic Richfield Company's (ARCO's) Thunder Basin Coal Company. Mr. Herickhoff has over 25 years of experience in the coal and mining industries and extensive experience in strategic positioning of these companies for long-term growth and competitiveness. Mr. Herickhoff led the growth of the Black Thunder and Coal Creek coal mines from 19 million to approximately 40 million tons per year of production. Mr. Herickhoff previously served as President of Mountain Coal Company, managing all of ARCO's underground mining and preparation plants. Mr. Herickhoff is the past President of the Wyoming Mining Association and a former Board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor degree in 1964 from St. John's University, a Master of Science degree in 1966 from St. Cloud State University and attended the Kellogg Executive Management Institute at Northwestern University in 1986.


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
            THE ELECTION OF MESSRS. BENSON, WELLER, GARN AND FISCHER



      PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee and the Board have appointed Ernst & Young LLP ("E&Y"), certified public accountants, as auditors to examine the financial statements of Headwaters for fiscal 2005 and to perform other appropriate accounting services and are requesting ratification of such appointment by the stockholders.

         As described in the following paragraphs, Headwaters dismissed Arthur Andersen LLP ("AA") as its independent accountants on May 10, 2002 and appointed PricewaterhouseCoopers LLP ("PwC"). On October 14, 2002, Headwaters dismissed PwC and appointed E&Y.

         In September 2002, Headwaters acquired ISG. E&Y has audited ISG since its inception. On October 14, 2002, Headwaters decided to retain E&Y as its independent accountants for the new combined company and accordingly dismissed PwC. Headwaters' Audit Committee participated in and approved the decision to change independent accountants. Headwaters did not consult with E&Y on any application of accounting principles or any other matter during the two fiscal years ended September 30, 2001 or subsequent thereto, prior to E&Y's appointment as Headwaters' independent auditors. The reports of PwC on the reaudited financial statements for fiscal 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for fiscal 2000 and 2001 and through October 14, 2002, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

         Due to events involving AA, on May 10, 2002, Headwaters dismissed AA as its independent accountants. Headwaters' Audit Committee participated in and approved the decision to change independent accountants. The reports of AA on the financial statements for the two fiscal years audited by them (fiscal 2000 and fiscal 2001) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for those two fiscal years and through May 10, 2002, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of AA would have caused them to make reference thereto in their reports on the financial statements for such years.

         On May 10, 2002, the Audit Committee appointed PwC as Headwaters' independent accountants. Headwaters did not consult with PwC on any application of accounting principles or any other matter during the two fiscal years ended September 30, 2001 or subsequent thereto, except for consultations in the capacity as Headwaters' independent accountants up to July 19, 2000. There were no disagreements with accountants on accounting or financial statement disclosure subsequent to the appointment of AA on July 19, 2000.

Audit and Non-Audit Fees

         The following table summarizes the fees paid or payable to Ernst & Young LLP for services rendered for the fiscal years ended September 30, 2003 and September 30, 2004. Audit fees include the costs of the audit of Headwaters and its subsidiaries including the costs of quarterly reviews, SEC filings requiring the consents of Headwaters' independent auditor, and comfort letters provided to underwriters. Audit-related fees consisted primarily of due diligence procedures for a proposed acquisition. Tax fees consisted primarily of the costs of federal and state income tax filings for Headwaters and its subsidiaries, a state and local tax planning study, consultations on the tax treatment of certain acquisition-related transaction costs and consultations regarding legal entity structures and related potential asset transfers.

         The Audit Committee pre-approves the annual audit fee, tax return services, and non-routine SEC filing reviews, as well as the fees for all large projects that are expected to cost more than $50,000. In addition, it has pre-approved $100,000 for items that relate to routine accounting consultations related to items such as new accounting pronouncements, routine SEC filings requiring consents, and routine tax consultations. Upon performance of such services, the Audit Committee is informed of and approves the matters to which such consultations relate. Upon approval by the Audit Committee, the amount is added back to the pre-approved $100,000.

         The Audit Committee approved 100% of the audit fees, the audit-related fees, the tax fees, and all other fees for 2003 and 2004.


                                             Fiscal Year         Fiscal Year
                                                2003                 2004
                                           ---------------     ---------------
              Audit fees                      $325,924          $1,100,325
              Audit-related fees                10,000              74,305
              Tax Fees                         254,782             964,281
              All other fees                         0               1,599
                                           ---------------     ---------------
              Total                           $590,706          $2,140,510
                                           ===============     ===============

         In the event that the stockholders do not ratify the appointment of E&Y, the adverse vote will be considered a directive to the Audit Committee and the Board to select other auditors for the next fiscal year. A representative of E&Y is expected to attend the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP
                       AS HEADWATERS' INDEPENDENT AUDITORS


       PROPOSAL NO. 3 - PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES


General

         Currently, our Restated Certificate of Incorporation authorizes the issuance of 50,000,000 shares of our Common Stock. On January 7, 2005, our Board of Directors adopted a proposal to amend our Restated Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue from 50,000,000 to 100,000,000, subject to stockholder approval of the amendment.

         Our Board of Directors has declared the proposed amendment to be advisable and in the best interest of Headwaters and its stockholders, and has submitted the proposed amendment to be voted on by the stockholders at the annual meeting. On January 19, 2005, of the 50,000,000 authorized shares of Common Stock, there were [33,988,043] shares of Common Stock outstanding. Additionally, [3,760,288] shares of Common Stock were reserved for issuance upon the exercise of stock options. In addition, the indenture for our 2-7/8% Convertible Senior Subordinated Notes due 2016 requires Headwaters to have Common Stock available when the notes are presented for conversion. The aggregate number of shares which may potentially be issued upon conversion of the notes is 5,750,000; however, at present the notes are not convertible. Based upon these issued and reserved shares of Common Stock, we currently have approximately [12,250,000] shares of Common Stock remaining available for other purposes.

         In addition, we currently have 10,000,000 authorized but unissued shares of preferred stock available for issuance under our Restated Certificate of Incorporation. The proposed amendment does not increase the number of shares of preferred stock that we are authorized to issue. There are currently no shares of any series of our preferred stock outstanding and there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any shares of our preferred stock.

Form of Amendment

         We propose to amend our Restated Certificate of Incorporation so that
Article V, Section A of our Restated Certificate of Incorporation will read in its entirety as follows:

              A. The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

                      Number of Shares         Par Value          Class of
                         Authorized            Per Share            Stock
                         ----------            ---------            -----
                        100,000,000             $0.001              Common
                         10,000,000             $0.001            Preferred

Purpose of Amendment

         Our Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give Headwaters appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the Nasdaq National Market or any stock exchange on which Headwaters' Common Stock may then be listed. Although there is no present agreement to issue any shares, the newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, or issuance under current or future employee stock plans. Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities, without the potential expense or delay incident to obtaining stockholder approval for a particular issuance. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

Rights of Additional Authorized Shares

         The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. In addition, our stockholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

         Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of Headwaters. The Board is not aware of any attempt, or contemplated attempt, to acquire control of Headwaters. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Amendment

         If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Vote Required; Recommendation of Board of Directors. The amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting.


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
 THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES


            PROPOSAL NO. 4 - APPROVAL OF THE HEADWATERS INCORPORATED
                        SHORT-TERM INCENTIVE BONUS PLAN

         On January 3, 2005, the Board adopted, subject to stockholder approval, the Headwaters Incorporated Short Term Incentive Bonus Plan (the "SIBP"), a performance-based incentive bonus plan under which employees of Headwaters who are designated by the Compensation Committee ("Participants") are eligible to receive bonus payments. The SIBP is being submitted to Headwaters' stockholders for approval so that bonuses payable by Headwaters to its senior executives under the SIBP will be fully deductible for federal income tax purposes. If approved by the stockholders of Headwaters, the SIBP will take effective October 1, 2005, and will replace Headwaters' existing Incentive Bonus Plan under which bonuses payable to Headwaters' senior executives under that plan in excess of $1,000,000 (including other compensation from Headwaters or its subsidiaries) would not be fully deductible for federal income tax purposes.

Description of the SIBP

         General. The purpose of the SIBP is to promote the short-term success of Headwaters by providing financial incentive for employees of Headwaters and its subsidiaries to strive for more effective operation of the business of Headwaters and its subsidiaries through ongoing development and use of their knowledge, skill, ingenuity, resourcefulness and industry. The SIBP provides that annual awards may be made to employees who are responsible for successful operation and management of Headwaters and its subsidiaries. The SIBP is intended to supplement the base compensation and long-term incentive plans provided to the employees of Headwaters.

         Effective Date. Subject to the approval of stockholders of Headwaters, Headwaters seeks to qualify the SIBP for federal income tax purposes for the fiscal year commencing October 1, 2005.

         Administration. The SIBP will be administered by the Compensation Committee which is appointed by the Board and which consists of at least two members of the Board who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder. The Compensation Committee will have the sole discretion and authority to administer and interpret the SIBP.

         Participation. All employees of Headwaters employed on the last day of a performance year are eligible to participate in the SIBP; however, Participants in the SIBP are selected based on their roles and responsibilities in Headwaters and participation is subject to the decision of the Compensation Committee. In the fiscal year ending September 30, 2004, approximately 115 employees of the Company participated in the Incentive Bonus Plan, which the SIBP will replace. The number of Participants in the SIBP for the fiscal year commencing October 1, 2005, has yet to be determined.

         Bonus Determinations. The performance criteria and bonus formula for the SIBP are substantially similar to the ones in the existing Incentive Bonus Plan of Headwaters. Under the SIBP, a Participant will be eligible to receive a bonus payment under the SIBP if Headwaters accomplishes certain financial goals and if the Participant meets individual goals. A Participant's bonus will be based on Headwaters' success in accomplishing specified financial performance targets established by the Compensation Committee, the employee's base pay, and individual performance during the year. No bonuses may be awarded to a Participant if Headwaters' overall performance is below a certain threshold level or if a Participant's individual performance is unsatisfactory. Under the SIBP, Headwaters' financial performance will be measured using an economic value added formula, which is defined as Headwaters' net operating profit after taxes, less the average cost of capital employed by Headwaters during the fiscal year. Under the SIBP, the Compensation Committee has the discretion to adjust the net operating profit before taxes during a performance year to include or exclude:
(i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. A multiplier, or factor, is determined by measuring how much Headwaters' financial performance exceeds a financial threshold established by the Compensation Committee for the fiscal year. The multiplier shall be multiplied against a pre-determined percentage of the Participant's base compensation with the product adjusted based upon the Participant's individual performance during the fiscal year in order to calculate the potential bonus payable to the Participant. The Compensation Committee has the authority to reduce (but not increase) the actual bonus to be paid to a Participant. Any potential bonus payments which are not paid to a Participant are not reallocated to other Participants in the SIBP.

         Maximum Bonus. The actual amount of future bonus payments under the SIBP is not presently determinable. However, the SIBP provides that the maximum bonus for any Participant shall not exceed $5,000,000 with respect to any fiscal year of Headwaters.

         Payment of Bonus. Under the SIBP, payment of a bonus award will occur as soon as practicable after the date on which the award is approved by the Compensation Committee. The Compensation Committee will have the discretion to require that a portion of the bonus award be banked, meaning that the full amount of the award will not be paid unless the performance target for Headwaters is achieved in each of the two succeeding fiscal years. This banking mechanism helps motivate management and employees to create long-term sustainable stockholder value and discourages short-term performance at the expense of long-term stockholder value creation.

         Plan Payments. Because future awards and payments under the SIBP will be subject to the Committee's discretion, it is not possible to determine the payments that will be received under the SIBP by executive officers and other employees in the fiscal year beginning October 1, 2005. The table below shows the benefits that were awarded under the Incentive Bonus Plan, which the SIBP will replace, in 2004 to: all of the executive officers as a group; and all other employees of Headwaters. The benefits that were awarded under the Incentive Bonus Plan in 2004 to each of the executive officers named in the Summary Compensation Table on page 4 are disclosed in the Summary Compensation Table. Non-employee directors are not eligible for awards under the Incentive Bonus Plan and will not be eligible for awards under the SIBP.

                                                                 Dollar Value
                                                                 ------------
         All current executive officers as a group                 $4,316,745

         All other employees as a group (not including             $5,404,087
         executive officers

         Section 162(m) and Certification of Bonuses. The SIBP is designed to permit annual bonuses paid thereunder to Participants to be deductible by Headwaters without limit under Section 162(m) of the Code. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by Headwaters in any taxable year with respect to each "Covered Employee" within the meaning of Section 162(m). The term includes the Chief Executive Officer and the four other highest compensated officers of Headwaters whose compensation are disclosed in the Summary Compensation Table. Certain performance-based compensation is not subject to the $1,000,000 deduction limit. The SIBP is designed to provide this type of performance-based compensation to Covered Employees. Bonuses paid to Participants under the SIBP will be based upon bonus formulas that are tied to the objective performance criteria in the economic value added formula described above in Bonus Determinations. Bonus formulas based on the objective performance criteria for Participants who are Covered Employees will be adopted for each performance period or year, by the Compensation Committee not later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, not later than 90 days after the commencement of the performance period, and before one-fourth of the performance period has expired). No bonuses will be paid to Participants unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the objective performance criterion as required by Section 162(m) of the Code. Although the Compensation Committee may in its sole discretion, reduce a bonus payable to a Participant, the

Compensation Committee will have no discretion to increase the amount of a Participant's bonus under the SIBP or waive the vesting requirements for such bonus. The SIBP and its performance criteria are subject to stockholder approval before any bonuses will be paid thereunder.

         Reasons for Adoption of the SIBP. The Board believes the SIBP will provide an incentive for superior work and will motivate Participants toward even higher achievement and business results. The Board also believes the SIBP will further tie the Participant's goals and interests to those of Headwaters and its stockholders, and will enable the Company to attract and retain highly qualified senior executives. Payment of bonuses under the SIBP will also be eligible to be deducted by Headwaters under the Code without regard to the restrictions of Section 162(m) thereof.

         Further Information Regarding the SIBP. The foregoing is only a summary of the SIBP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit A and is incorporated herein by reference. Stockholders are urged to read the SIBP in its entirety before casting their votes.

Vote Required; Recommendation of Board of Directors. The approval of the Headwaters Short Term Incentive Bonus Plan requires the affirmative vote of a majority of the shares present and entitled to vote.


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
   THE APPROVAL OF THE HEADWATERS INCORPORATED SHORT TERM INCENTIVE BONUS PLAN



       PROPOSAL NO. 5 - APPROVAL OF THE HEADWATERS INCORPORATED LONG TERM
                          INCENTIVE COMPENSATION PLAN

         On January 3, 2005, the Board of Directors adopted, subject to stockholder approval, the Headwaters Incorporated Long Term Incentive Compensation Plan (the "LTIP"), under which employees of Headwaters selected to participate in the LTIP by the Compensation Committee ("Participants") will be eligible to receive long-term incentive-based compensation.

Description of the LTIP

         Purpose of the LTIP. The purpose of the LTIP is to promote the success of Headwaters Incorporated and its subsidiaries by providing financial incentive for employees to strive for long-term creation of stockholder value. The LTIP provides long-term incentives to employees of Headwaters and its subsidiaries who are able to contribute towards the creation of or have created stockholder value by providing them stock options and other stock and cash incentives. Key strategic objectives in our compensation program are to closely align management's interests with the long-term interests of our stockholders, and to encourage employees to behave like owners of the business by rewarding them when stockholder value is created. We believe that by allowing Headwaters to continue to offer its employees long-term performance-based compensation through the LTIP, Headwaters will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to Headwaters' financial success.

         Term of the Plan. The LTIP becomes effective upon stockholder approval, and provides that no further awards under the LTIP may be made on or after March 1, 2015, the tenth anniversary of the approval of the LTIP. No awards will be granted thereunder until stockholder approval is obtained for the LTIP.

         Authorized Shares. The total number of shares of Common Stock available for delivery pursuant to awards under the LTIP over its entire term is 1,500,000 (subject to the adjustment provisions discussed below), which represents approximately 4.4% of Headwaters' common shares currently outstanding.

         Administration. The LTIP will be administered by the Compensation Committee which is appointed by the Board and which consists of at least two members of the Board who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder. The Compensation Committee will have the sole discretion and authority to administer and interpret the LTIP.

         Participation. All employees of Headwaters and its subsidiaries are eligible to participate in the LTIP. Participants in the LTIP are selected based on their roles and responsibilities in the performance of Headwaters and is subject to the approval of the Compensation Committee. The number of Participants in the LTIP has yet to be determined.

         Types of Awards. The LTIP authorizes the grant of several types of awards, including incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards and other performance awards.

         Vesting of LTIP Awards. The Compensation Committee has the discretion to establish minimum vesting requirements that must be followed for awards under the LTIP and may accelerate the vesting of the LTIP awards in the event of a Change in Control of Headwaters (as defined in the LTIP).

         Maximum Award. No Participant may receive in any calendar year: (i) stock options relating to more than 500,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance goals (as described below) relating to more than 500,000 shares; (iii) SARs relating to more that 500,000 shares; or (iv) performance shares relating to more than 500,000 shares. The maximum cash payment that may be made to a single Participant under a performance or other cash award (including performance units) shall not exceed $30,000,000.

Stock Options

         ISOs and NSOs. ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of our Common Stock for a fixed price. Under the LTIP, the exercise price of any option must be not less than the fair market value, as defined in the LTIP, of our Common Stock on the grant date. The LTIP permits the Compensation Committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. The LTIP provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by our Compensation Committee in the grant of the option, subject to the minimum vesting requirements described above.

         Fair Market Value. For purposes of the LTIP, the fair market value of our common stock will mean the closing sale price of our common stock at four o'clock p.m. (Eastern Time), on the principal United States national stock exchange on which the common stock of the Company is traded, as determined by the Committee, or, if the common stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the common stock was so traded, or, if the common stock is not traded on a United States national stock exchange, such other amount as may be determined by the Compensation Committee by any fair and reasonable means. The fair market value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

         Stock Appreciation Rights. SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of Headwaters' Common Stock on the exercise date. The exercise price of a SAR must be no less than the fair market value of our Common Stock on the grant date. SARs may be granted alone or in tandem with options. SARs granted in tandem with options must have an exercise price equal to the exercise price per share of the related options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa.

         No Discounted Stock Options. The LTIP prohibits the grant of a stock option with an exercise price less than the fair market value of our stock on the date of grant.

         No Repricing. The LTIP prohibits the cancellation of any outstanding stock option for the purpose of reissuing the option to the Participant at a lower exercise price or any reduction in the option price of an outstanding option.

         Transferability of Options. The LTIP does not permit the transfer of stock options under the LTIP.

Restricted Stock and Restricted Stock Units

         Restricted stock consists of shares which are transferred or sold by Headwaters to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted stock units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Compensation Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with Headwaters, the passage of time or other restrictions or conditions. Generally, the restricted stock and restricted stock units that are currently outstanding vest over five years after the date of grant.

Performance Based Awards

         Performance Stock. A Participant who is granted performance stock has the right to receive shares or cash or a combination of shares and cash equal to the fair market value of such shares at a future date in accordance with the terms of such grant and upon the attainment of performance goals specified by the Compensation Committee. The award of performance stock to a Participant will not create any rights in such Participant as a stockholder of Headwaters until the issuance of Common Stock with respect to an award.

         Performance Units. A Participant who is granted performance units has the right to receive a payment in cash upon the attainment of performance goals specified by the Compensation Committee. The Compensation Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made pursuant to a performance unit award.

         Qualified Performance Based Awards. Section 162(m) of the Code generally places a $1,000,000 annual limit on a company's tax deduction for compensation paid to a "covered employee." A "covered employee" is an employee who is, on the last day of the company's taxable year in which the deduction would otherwise be claimed, the company's chief executive officer or one of the other four highest paid officers named in its Summary of Compensation Table. This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the performance-based compensation. The LTIP incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards should qualify for the exception. In addition, our Compensation Committee may grant other awards designed to qualify for this exception. These awards are referred to as qualified performance-based awards.

         These qualified performance-based awards must be made subject to the achievement of objective performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of (and changes in the price of) Headwaters Common Stock; return on net assets, equity or stockholders' equity; market share; or total return to stockholders.

         The Compensation Committee may also elect to apply performance business criteria based on a long-term economic value added formula which takes into account the following business criteria in the bonus calculation: net operating profit after taxes, as adjusted to eliminate the effect of non-economic elements of generally accepted accounting principles, ("NOPAT"), less the weighted average cost of capital employed during the year ("Employed Capital"). The Committee shall have the discretion to adjust NOPAT to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases.

         In all other respects, the Performance Criteria to be applied under the LTIP shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report. Any performance criteria may be used to measure the performance of Headwaters as a whole or any business unit of Headwaters and may be measured relative to a peer group or index. The achievement of these goals may be determined without regard to the effect of specified unusual events, such as extraordinary, unusual or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effect of a merger or acquisition, as determined by the Compensation Committee in connection with the establishment of the goals. The Compensation Committee may impose other conditions, such as continued employment, for qualified performance-based awards to be earned, vested or payable. The Compensation Committee also has the authority to reduce but not increase the payouts on performance based awards or limit (but not waive) the actual performance-based vesting of such awards in its sole discretion.

Other Awards

         Stock Awards. The Compensation Committee may award shares of Common Stock to Participants without payment therefore, as additional compensation for service to Headwaters or a subsidiary. Stock awards may be subject to other terms and conditions, which may very from time to time and among employees, as the Compensation Committee determines to be appropriate.

         Cash Awards. In addition to the various types of equity-based awards described above, the LTIP permits our Compensation Committee to grant cash awards, subject to such terms and conditions, if any, as it determines, such as requiring continued employment or continued service or performance conditions.

General Plan Provisions

         Adjustment Provisions. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for Awards, the maximum number of shares which may be subject to an award in any calendar year and the number of shares subject to outstanding Awards, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Compensation Committee in its discretion. In the event of any merger, consolidation, or reorganization of Headwaters with or into another corporation which results in Headwaters' outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, there shall be substituted on an equitable basis as determined by the Compensation Committee, for each share of Common Stock subject to an Award, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of Headwaters are entitled pursuant to the transaction.

         Substitution and Assumption of Awards Without affecting the number of shares reserved or available under the LTIP, either the Board or the Compensation Committee may authorize the issuance of Awards in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Headwaters or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as it deems appropriate.

         Share Counting Rules. If a Stock Option granted under the LTIP expires or is terminated, surrendered or canceled without having been fully exercised or if Restricted Stock, Restricted Stock Units, Performance Shares or SARs granted under the LTIP are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such awards will again be available for use under the LTIP. Shares covered by an award granted under the LTIP would not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares of Common Stock covered by a SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the SAR. The number of shares which are transferred to Headwaters by a Participant to pay the exercise or purchase price of an award will not be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of an award will not be counted as used. Shares covered by an award granted under the LTIP that is settled in cash will not be counted as used

         Change of Control. The LTIP provides that in the event of a "Change in Control" then, except as otherwise provided in an award agreement under the
LTIP:

         o The Compensation Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units.

         o The Compensation Committee shall in its sole discretion determine the status of achievement of a particular target goals under the LTIP and shall specify an adjusted basic award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control ("Change in Control Award"). A Change in Control Award shall be modified as follows and shall be paid 30 days after the consummation of the Change in Control. In the event of a Change in Control, all EVA awards or cash awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the EVA Awards or cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the EVA awards Any deferred award payments outstanding upon a Change in Control shall be paid 30 days after the Change in Control.

For purposes of the LTIP, a "Change in Control" is defined as:

         o The acquisition by any person of beneficial ownership of 50% or more of either the outstanding shares of Common Stock or combined voting power of Headwaters, provided that a change of control shall not be deemed to have occurred as a result of any acquisition from Headwaters, any acquisition by Headwaters, a subsidiary or a Company-sponsored or maintained employee benefit plan;

         o The consummation by Headwaters of a merger, consolidation or any other corporate reorganization if persons who were not stockholders of Headwaters immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of
                  (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

         o The sale, transfer, or other disposition of all or substantially all of Headwaters' assets.

         Amendment and Termination of the LTIP. Each of the Compensation Committee and the Board of Directors has the right and power to amend the LTIP, provided, however, that the Compensation Committee and the Board of Directors may not amend the LTIP in a manner that would impair or adversely affect the rights of the holder of an award without the holder's consent. No amendment of the LTIP shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the Securities and Exchange Commission, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Section 162(m) of the Code.

Plan Benefits

         A new benefits table is not provided because no awards have been made under the LTIP and all future benefits under the LTIP are subject to the Compensation Committee's discretion.

Summary of Certain Federal Income Tax Information

         The following is only a brief summary of the effect of federal income taxation on the recipient of an award and Headwaters under the LTIP. This summary is not exhaustive and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a recipient of an award may reside.

         Incentive Stock Options. If an option granted under the LTIP is an ISO, the grantee will recognize no income upon grant of the ISO and will incur no tax liability upon exercise unless the grantee is subject to the alternative minimum tax. Headwaters will not be permitted a deduction for federal income tax purposes due to an exercise of an ISO regardless of the applicability of the alternative minimum tax, unless the exercise constitutes a disqualifying disposition of the ISO. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the grantee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied (i.e., a disqualifying disposition occurs), the grantee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Headwaters will be entitled to a deduction in the same amount as the ordinary income recognized by the grantee. Any gain (or loss) recognized on a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

         Non-Statutory Stock Options. All options that do not qualify as ISOs are taxed as non-statutory options ("NSOs"). A grantee will recognize no income upon grant of an NSO. However, upon the exercise of an NSO, the grantee will recognize ordinary income measured by the excess of the fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the grantee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by a grantee who is also an employee of Headwaters will be subject to tax withholding by Headwaters. Upon the sale of such shares by the grantee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). Headwaters will be entitled to a tax deduction in the same amount as the ordinary income recognized by the grantee with respect to shares acquired upon exercise of an NSO.

         Restricted Stock Awards. A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient's interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt. However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient's interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture. Headwaters will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m). Depending upon the positions taken by the Internal Revenue Service in regulations under the new federal tax legislation referred to above, the tax consequences of restricted stock described above may change.

         Restricted Stock Units. A recipient does not recognize taxable income on the grant of restricted stock units, but does recognize ordinary income when they vest, unless settlement of the units (whether in shares and/or cash) is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares and/or cash are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of vesting or delivery, as applicable, plus the amount of cash payable or paid, as applicable. Any dividends paid on the restricted stock units are also taxable as compensation income upon vesting or payment, as applicable. Headwaters will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock units, subject to the limitations of Section 162(m).

         Other Benefits. In the case of an exercise of a SAR or an award of performance stock, performance units, unrestricted Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Headwaters will generally receive a federal tax income deduction in an amount equal to the ordinary income which the Participant has recognized.

         Withholding. Headwaters shall retain the right to deduct or withhold, or require the recipient to remit to Headwaters, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the LTIP.

         Change of Control and Parachute Payments. The accelerated vesting of awards upon a change of control could result in a Participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the Participant.

         Section 162(m) Limitations. Section 162(m) of the Code generally places a $1,000,000 annual limit on a company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The LTIP is designed so that options and SARs qualify for this exemption, and it permits the Compensation Committee also to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a Change of Control, the exception may cease to be available for some or all awards (including options and SARs) that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to Headwaters.

         Further Information Regarding the LTIP. The foregoing is only a summary of the LTIP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit B and is incorporated herein by reference. Stockholders are urged to read the LTIP in its entirety before casting their votes.

         Vote Required; Recommendation of Board of Directors. The approval of the Headwaters Long Term Incentive Compensation Plan requires the affirmative vote of a majority of the shares present and entitled to vote.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE HEADWATERS INCORPORATED LONG TERM INCENTIVE COMPENSATION PLAN


                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at Headwaters' annual meeting consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 annual meeting, they must be received by Headwaters not later than September 16, 2005 or such later date as Headwaters may specify in its SEC filings. Such proposals should be addressed to Headwaters at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, Attn: Corporate Secretary.

         It is anticipated that proxies solicited in connection with Headwaters' 2006 annual meeting will confer discretionary authority to vote on matters, among others, of which Headwaters does not receive notice prior to September 16, 2005.


                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote the proxies held by him in accordance with his best judgment on such matters.


                             SOLICITATION OF PROXIES

         The accompanying form of proxy is being solicited on behalf of the Board. The expense of solicitation of proxies for the Meeting will be paid by Headwaters. In addition to the mailing of the proxy material, such solicitation may be made in person or by written communication, telephone or mail by directors, officers, employees or agents of Headwaters or its subsidiaries. In addition to the foregoing, Headwaters has retained Morrow & Co., a shareholder services company, to assist in this proxy solicitation. Headwaters will pay Morrow & Co. approximately $15,000 for its services, plus reimbursement of out-of-pocket expenses. Also, Headwaters will reimburse banks, brokers and other persons holding Common Stock for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

         If you have any questions about giving your proxy or require any assistance, please contact Sharon Madden, Headwaters' Director of Investor Relations, at 1-800-316-6214.

         YOUR VOTE IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID HEADWATERS IN AVOIDING THE EXPENSE OF ADDITIONAL PROXY SOLICITATIONS. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE MEETING OR YOUR RIGHT TO RESUBMIT LATER DATED PROXY CARDS.

                                            Headwaters Incorporated

                                            By Order of the Board of Directors,

                                            /s/ Harlan M. Hatfield
                                            ------------------------------------
                                            Harlan M. Hatfield
                                            Secretary

                             HEADWATERS INCORPORATED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS - TUESDAY, MARCH 1, 2005

         The undersigned stockholder(s) of Headwaters Incorporated, a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints Harlan M. Hatfield and Curtis J. Brown, each as the attorney and proxy of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of Headwaters which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of Headwaters to be held at Tuesday, March 1, 2005, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:


                          (Please date and sign below)

1. ELECTION OF DIRECTORS:                      Please mark your vote as this [X]

Kirk A. Benson                                  FOR [ ]   WITHHOLD AUTHORITY [ ]
(If elected, Mr. Benson's term would
expire in 2008)

Raymond J. Weller                               FOR [ ]   WITHHOLD AUTHORITY [ ]
(If elected, Mr. Weller's term would
expire in 2008)

E.J. "Jake" Garn                                FOR [ ]   WITHHOLD AUTHORITY [ ]
(If elected, Mr. Garn's term would
expire in 2008)

Blake O. Fisher, Jr.                            FOR [ ]   WITHHOLD AUTHORITY [ ]
(If elected, Mr. Fisher's term would
expire in 2006)


2. RATIFY THE SELECTION BY THE BOARD OF         FOR [ ] AGAINST [ ] ABSTAIN [ ]
   ERNST & YOUNG LLP AS INDEPENDENT
   AUDITORS OF HEADWATERS FOR FISCAL 2005

3. AMENDMENT OF HEADWATERS' RESTATED            FOR [ ] AGAINST [ ] ABSTAIN [ ]
   CERTIFICATE OF INCORPORATION TO INCREASE
   THE NUMBER OF HEADWATERS AUTHORIZED
   COMMON STOCK FROM 50,000,000 TO 100,000,000

4. APPROVE THE HEADWATERS SHORT TERM            FOR [ ] AGAINST [ ] ABSTAIN [ ]
   INCENTIVE BONUS PLAN

5. APPROVE THE HEADWATERS LONG TERM             FOR [ ] AGAINST [ ] ABSTAIN [ ]
   INCENTIVE COMPENSATION PLAN


         This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" items 1, 2, 3, 4 and 5. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.


         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF HEADWATERS INCORPORATED.


                                            Date: ________________________, 2005
_________________________________________
Name(s) of Stockholder(s)


    PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                                      Appendix A


                             HEADWATERS INCORPORATED
                         SHORT TERM INCENTIVE BONUS PLAN

                            Effective 1 October 2005
                        (Subject to Stockholder Approval)
1.       PURPOSE
         The purpose of this Short-Term Incentive Bonus Plan is to promote the success of Headwaters Incorporated and Headwaters' subsidiaries, by providing financial incentive for employees to strive for more effective operation of the business through ongoing development and use of their knowledge, skill, ingenuity, resourcefulness and industry. The Plan provides that annual Awards may be made to employees who are responsible for successful operation and management of the Company.

2.       DEFINITIONS
         The following definitions shall be applicable throughout the Plan:
         (a) "Award" means the total dollar amount that may be paid to a Participant following a given Performance Year.
         (b) "Banked Award" means a portion of an Award earned as provided in Section 8(b) below.
         (c) "Base Compensation" means the annualized base wages of a Participant reported on the Participant's Internal Revenue Service Form W-2 as determined on the last day of a Performance Year.
         (d)      "Board" means the Board of Directors of Headwaters
                  Incorporated.
         (e) "Bonus Percent" means the percentage assigned to a Participant based on position, responsibility, and other factors, as determined by the Committee, in it sole discretion.
         (f)      "Change in Control" means:
                  (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;
                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;
                  (iii) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph
                  (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
         (g) "Chief Executive Officer" means the Chief Executive Officer of Headwaters Incorporated.
         (h)      "Code" means the Internal Revenue Code of 1986, as amended.
         (i) "Committee" means the Compensation Committee of the Board unless another committee comprised of members of the Board is designated by the Board to oversee and administer the Plan, provided, that the Committee shall consist of two or more members of the Board as the Board may designate from time to time, each of whom shall satisfy such requirements as:
                  (i) the rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange; and

                  (ii) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.
         (j) "Company" means collectively Headwaters Incorporated, a Delaware corporation.
         (k) "Completion Factor" means the percentage completion of IBO commitments of the Participants.
         (l) "Covered Employee" means a person within the meaning of such term given by Section 162(m) of the Code and income tax regulations promulgated thereunder.
         (m) "Disability" means a physical or mental medical condition that prevents the Participant from performing the duties of his or her position with the Company and is likely to last at least twelve months or result in death, as determined by the Committee in its sole discretion.
         (n) "EVA" means the net operating profit before taxes, as adjusted pursuant to items identified in this Section 2(m) ("NOPAT"), less the average cost of capital employed by the Company during the Performance Year. The Committee shall have the discretion to adjust NOPAT to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business,
                  (iii) changes in tax or accounting regulations or laws, or
                  (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.
         (o) "EVA Multiplier" means that factor identified on the EVA Multiplier Table for the Company, associated with different levels of EVA obtained during the Performance Year that exceeds the Threshold EVA.
         (p) "EVA Multiplier Table" means a table of percentages or multiples of Base Compensation at different levels of EVA during a Performance Year, which table shall be established periodically by the Committee in its sole discretion.
         (q) "Individual Business Objective" or "IBO" means the goal or goals established by the Company for each Participant (other than a Covered Employee) used to determine his or her Performance Adjustment Factor.
         (r) "Participant" means a full-time employee of the Company, employed by the Company on the last day of a Performance Year and who otherwise meets the eligibility requirements for participation set forth in section 4.
         (s) "Performance Adjustment Factor" or "PAF" means the multiplier obtained by combining the completion factors from the IBOs of a Participant as determined by the Committee in its sole discretion. The Performance Adjustment Factor can vary from 0% to 100% depending upon the attainment of the Participant's IBOs.
         (t) "Performance Year" means a designated fiscal year of the Company during which Company and individual performance will be measured and Participant services will be rendered for which an Award may be granted.
         (u) "Plan" means this Headwaters Incorporated Short-Term Incentive Bonus Plan.
         (v) "Retrospective Review" means the formal report prepared annually which details the Company's and the Participants' performance during the Performance Year and provides the basis for the Committee's determination of the Performance Adjustment Factor and Participant Awards.
         (w) "Target Award" means the Award that would be payable to a Participant assuming a EVA Multiplier of 1 as described in
                  Section 5.
         (x) "Threshold EVA" means the level of EVA performance below which there will be no payment of an Award as determined by the Committee in its sole discretion.

3.       POWERS AND ADMINISTRATION
         The Plan shall be administered by the Committee. The Committee shall have the authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other Awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may take action by a meeting in which a quorum of the Committee is present. The meeting may be in person, by telephone or in such other manner in which the members of the Committee participating in the meeting may communicate directly with each other. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in a writing signed by all the Committee members.

         The Committee shall have the authority to reduce but not increase the payouts on such Awards and the Committee shall have the authority to limit but not waive the performance-based vesting of such Awards, in both cases in its sole discretion. The Committee may prescribe rules and procedures for the administration of the Plan and shall have the authority to delegate ministerial duties to agents for the Committee (and allocate responsibilities among the agents appointed by the Committee for the performance of the ministerial duties) in the administration of the Plan.

4.       ELIGIBILITY FOR PARTICIPATION
         (a) Those key employees of the Company and its subsidiaries, including but not limited to the Covered Employees of the Company, who are employed by the Company on the last day of the Performance Year who are designated to participate in the Plan by the Committee and have achieved pre-determined Plan performance criteria shall be eligible to participate in the Plan.
         (b) Participation in a Performance Year does not entitle participation in any subsequent Performance Year.

5.       CALCULATION OF AWARDS
         The potential Award for a Participant for a Performance Year shall be computed as follows:

                  EVA Multiplier x the Participant's Base Compensation x the Participant's Bonus Percent x the Participant's PAF.

         For purposes of the computation, Covered Employees shall have a PAF of
         1. The potential Award payable under the Plan to a Participant may be reduced (but not increased) by the Committee in its sole discretion to determine the actual Award to be paid to the Participant.

6.       PARTICIPANT SELECTION AND AWARD DETERMINATION
         (a) Each year the Chief Executive Officer shall present to the Committee the list of recommended Participants, their respective PAFs, the computation of their proposed Awards, and the Award amounts recommended for each Participant.
         (b) The Committee shall consider the Chief Executive Officer's report referred to in Section 6(a) and shall, in its sole discretion, determine the employees of the Company or its subsidiaries to be designated as Participants in the Plan, the potential Awards to be granted to such Participants for the Performance Year, and the terms and conditions for such Awards.

7.       INDIVIDUAL AWARDS
         (a) A Participant's Award shall be prorated based upon number of months of service in a given Performance Year or if the Participant is changed to a different employment category or different employment categories during a Performance Year, provided, that Awards for a Covered Employee shall be based solely on his or her employment category as of the start of the Performance Year.
         (b) The actual Award, if any, to be paid to any individual Participant hereunder shall be based upon the Company's overall performance and individual performance considerations, and shall be determined by the Committee in its sole discretion, provided, that in all events the Committee shall have the authority to decrease the actual Award payout below the potential Award as computed in Section 5 but not to increase the actual Award payout in excess of the Award payable under the Award as computed in Section 5 above.
         (c) No Award will be granted if the Company's overall performance is below the Threshold EVA established by the Committee for the Performance Year, or if a Participant's individual performance is unsatisfactory, as determined by the Committee in its sole discretion.
         (d) Under the Plan, the maximum cash payment that may be made to a single Participant under a single Award shall not exceed $5,000,000.

8.       FORM AND TIME OF PAYMENT
         (a) An Award shall be paid to the Participant in cash, less applicable federal, state and local income and employment taxes, as soon as practicable after the date on which all awards are approved for payment by the Committee.

         (b) If banking applies to a Participant as determined by the Committee, then 50% of the amount of the Award (after any applicable reduction by the Committee) that is in excess of the Award that would be computed if the EVA multiplier were 1 (Target Award), shall be paid, if at all, as provided in the following sentences. The payment of the withheld Award (the "Banked Award") shall not become vested until earned in the subsequent years and shall be earned and paid over the two years immediately subsequent to the Performance Plan Year, 50% of the Banked Award shall be earned in the first subsequent year and 50% in the second subsequent year if the Company reaches the Threshold EVA respectively for each of the subsequent years. If the Company fails to achieve the applicable Threshold EVA in one of the two subsequent years, the withheld amounts that would have been payable for that year shall not be earned and will be forfeited. Notwithstanding the foregoing, any Banked Awards will be paid to a Participant upon the occurrence of (i) the Participant's retirement from the Company after reaching age 60; or (ii) a Change in Control of the Company.

9.       RETIREMENT, DISABILITY, DEATH AND TERMINATION
         (a) Subject to the provisions of Section 8(b) relating to Banked Awards in the event of the retirement of a Participant or a Change in Control of the Company, in the event of the termination of a Participant's employment due to his or her retirement, Disability, or death, such Participant (or the Participant's probate estate, in the event of death) may receive an Award that would be otherwise payable to the Participant, prorated to the effective date of such event, at the sole discretion of the Committee, provided, that in the event of the retirement, Disability or death of a Covered Employee, such individual shall be entitled to the pro-rated portion of the Award he or she (or the Participant's probate estate, in the event of death) would otherwise have been entitled to receive had he or she not terminated his or her employment. Any such prorated Award shall be determined and paid in accordance with the regular procedures of the Plan.
         (b) Should a post-termination Award be approved under Section 9(a), such Award shall be paid in cash, less applicable federal, state, and local income and employment taxes, on the normal Award payout date to the Participant (or to the Participant's probate estate, in the event of death) or to the person or persons who have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to such Award, in the sole discretion of the Committee.
         (c) If the employment of a Participant is terminated for reasons other than due to his or her retirement, Disability or death, then the Participant shall cease to have any rights to the payment of or under any Award.

10.      NO RESERVE OR TRUST
         Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. All amounts payable under the Plan shall be paid out of the general funds of the Company.

11.      NO RIGHT TO ASSIGN
         No right or interest of any Participant in the Plan or in any unpaid Award shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

12.      NO EMPLOYMENT RIGHTS CONFERRED
         Nothing contained in the Plan or any Award shall (i) confer upon any employee any right with respect to continuation of employment with the Company in any capacity, (ii) interfere in any way with the right of the Company to terminate an employee's employment at any time, or (iii) interfere with the Company's right to determine the terms and conditions of any other employee benefit plan of the Company.

13.      SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL
         The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If substantially all of the stock or assets of the Company are acquired by another corporation or entity or if the Company is merged into, or consolidated with another corporation or entity, then upon such event the outstanding Banked Awards shall be immediately payable to the Participants and all other obligations created hereunder shall be obligations of the acquirer or successor corporation or entity without the requirement of further action by the acquirer or successor corporation or entity.

14.      GOVERNING STATE LAW
         The provisions of this Plan shall be construed and administered in accordance with the laws of the State of Utah.

15.      AMENDMENT AND TERMINATION OF THE PLAN
         The Board and the Committee may from time to time amend, suspend, terminate or reinstate any or all of the provisions of the Plan. However, the Board and the Committee may not adopt any amendment which changes the eligibility requirements under the Plan, the performance business criteria used to compute the Awards under the Plan, or the maximum payment under the Plan, without prior stockholder approval, and the Board and the Committee may not cancel Awards, including any Banked Awards, payable on account of a completed Performance Year, except as otherwise provided in the Plan.

16.      EFFECTIVE DATE AND TERM OF THE PLAN
         The Plan shall become effective for the Performance Year commencing on or after October 1, 2005, upon adoption by the Board and subject to the approval of the stockholders of the Company, and thereafter shall remain in effect until such time as the Board or the Committee may terminate it.

                                                                      Appendix B


                             HEADWATERS INCORPORATED
                      LONG TERM INCENTIVE COMPENSATION PLAN

                             Effective 1 March 2005
                        (Subject to Stockholder Approval)
1.       PURPOSES
         The purposes of this Long Term Incentive Compensation Plan are to promote the long-term success of Headwaters Incorporated and its subsidiaries and to provide financial incentives to employees of Headwaters Incorporated and its subsidiaries to strive for long-term creation of stockholder value. The Plan provides long-term incentives to employees of the Company and its subsidiaries who are able to contribute towards the creation of or have created stockholder value by providing them stock options and other stock and cash incentives.

2.       DEFINITIONS
         The following definitions shall be applicable throughout the Plan:
         (a)      "Award" means an incentive award as described in Section 5(a).
         (b)      "Board" means the Board of Directors of the Company.
         (c)      "Change in Control" means:
                  (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

                  (iii) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph
                  (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
         (d) Chief Executive Officer" or "CEO" means the Chief Executive Officer of the Company.
         (e) "Chief Financial Officer" or "CFO" means the Chief Financial Officer of the Company.
         (f)      "Code" means the Internal Revenue Code of 1986, as amended.
         (g) "Committee" means the Compensation Committee of the Board unless another committee comprised of members of the Board is designated by the Board to oversee and administer the Plan, provided, that the Committee shall consist of two or more members of the Board as the Board may designate from time to time, each of whom shall satisfy such requirements as:
                  (i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

                  (ii) the rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange; and
                  (iii) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.

         (h) "Company" means Headwaters Incorporated, a Delaware corporation.
         (i)      "Covered Employee" shall have the meaning given that term by
                  Section 162(m) of the Code and income tax regulations promulgated thereunder.
         (j) "Disability" means a physical or mental medical condition that prevents the Participant from performing the duties of his or her position with the Company and is likely to last at least twelve months or result in death, as determined by the Committee in its sole discretion.
         (k)      "EVA Award" means the award described in Section 11.
         (l) "Exchange Act" means the federal Securities Exchange Act of 1934, as amended.
         (m) "Fair Market Value" means, with respect to the common stock of the Company, the closing sale price of such common stock at four o'clock p.m. (Eastern Time), on the principal United States national stock exchange on which the common stock of the Company is traded, as determined by the Committee, or, if the common stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the common stock was so traded, or, if the common stock is not traded on a United States national stock exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.
         (n) "Incentive Stock Option" means an option to purchase the stock of the Company as described in Section 422 of the Code.
         (o) "LTIPA" means an agreement establishing the terms and conditions for an Award granted under the Plan, including any applicable performance goals.
         (p) "Nonstatutory Stock Option" means an option to purchase the stock of the Company which is designated not to be an Incentive Stock Option.
         (q) "Participant" means, subject to the provisions of Section 11 with respect to EVA Awards, a full-time employee of the Company who meets the requirements of Section 4(b).
         (r)      "Performance Stock" means the award described in Section 9.
         (s)      "Performance Unit" means the award described in Section 10.
         (t) "Plan" means this Headwaters Incorporated Long Term Incentive Compensation Plan.
         (u)      "Restricted Stock" means the award described in Section 8.
         (v)      "Restricted Stock Unit" means the award described in Section
                  8.
         (w) "Service" means that the Participant's service with the Company or an affiliated entity, whether as an employee, consultant or member of the Board, is not interrupted or terminated. The Participant's Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an affiliated entity as an employee, consultant or member of the Board or a change in the entity for which the Participant renders such service, provided, that there otherwise is no interruption or termination of the Participant's Service. For example, a change in status from an employee of the Company to a consultant of an affiliate or a member of the Board will not constitute an interruption of Service. The Committee, in its sole discretion, may determine whether Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.
         (x) "Stock Appreciation Right" or "SAR" means the award described in Section 7.
         (y) "Stock Option" means the award described in Section 6, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, as determined by the Committee.
         (z) "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (as defined in Section 424 of the Code).

3.       POWERS AND ADMINISTRATION
         The Plan shall be administered by the Committee. The Committee shall have the authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other Awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may take action by a meeting in which a quorum of the Committee is present. The meeting may be in person, by telephone or in such other manner in which the members of the Committee participating in the meeting may communicate directly with each other. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in a writing signed by all the Committee members.
         The Committee shall have the authority to reduce (but not increase) the payouts on such Awards and the Committee shall have the authority to limit (but not waive) the actual performance-based vesting of such Awards, in both cases in its sole discretion. The Committee may prescribe rules and procedures for the administration of the Plan and shall have the authority to delegate ministerial duties to agents for the Committee (and allocate responsibilities among the agents appointed by the Committee for the performance of the ministerial duties) in the administration of the Plan.

4.       ELIGIBILITY AND PARTICIPATION
         (a) Eligibility. Only employees of the Company and its subsidiaries designated by this Plan or selected by the Committee to participate in the Plan shall be eligible to participate in the Plan.
                  Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by the Company shall be a subsidiary for purposes of the Plan.
         (b) Participation. The CEO and the CFO shall participate in the Plan and their Awards and rights under the Plan shall be determined by the Committee. In addition, each year the CEO shall present to the Committee a list of employees of the Company or its subsidiaries that the CEO recommends be designated as Participants for an upcoming Performance Period (or a concurrent Performance Period with respect to a newly hired employee of the Company or a subsidiary of the Company), proposed Awards to such employees, and proposed terms for the LTIPAs for the proposed Awards to such employees. In addition, the CEO may present recommended amendments to any existing LIPTAs, and the proposed Phase Level advancement for existing LIPTAs with respect to EVA Awards. The Committee shall consider the CEO's recommendations and shall determine the Awards, if any, to be granted and the terms of the LTIPAs for such Awards, any amendments to existing LTIPAs (subject to the restrictions on the authority granted to the Committee in
                  Section 3), and Phase Level advancements. Designation of an employee as a Participant for any Performance Period shall not require the Committee to designate that person to be a Participant or to receive an Award in any Performance Period or to receive the same type or amount of Award as granted to the Participant in such year. Grants of Awards to Participants need not be of the same type or amount and may have different terms. Employment with the Company or its subsidiary prior to completion of or during a Performance Period does not entitle the employee to participate in the Plan or vest in any interest in any Award under the Plan. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.       AWARDS AVAILABLE
         (a) Types of Awards. The Awards available under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, EVA Awards, and other stock or cash awards, as described below.
         (b) Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of one million five hundred thousand (1,500,000) shares of the Company common stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares covered by an SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the right. In addition, any shares of common stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a Participant's tax withholding election, and any shares covered by a Award which is settled in cash shall be added to the shares available for Awards under the Plan. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this Section 5 the total number of shares of the common stock of the Company that may be issued under the Plan for Awards other than cash Awards shall not exceed a total of 1,500,000 shares (subject to adjustment in accordance with Sections 16 and 17).
         (c) Reversion of Shares. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of common stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to those options and the reacquired shares shall be added to the shares available for Awards under the Plan.
         (d) Limits on Individual Grants. Under the Plan, no Participant may receive in any calendar year (i) Stock Options relating to more than 500,000 shares, (ii) Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals below hereof relating to more than 500,000 shares, (iii) Stock Appreciation Rights relating to more than 500,000 shares, or (iv) Performance Stock relating to more than 500,000 shares. Under the Plan, the maximum cash payment that may be made to a single Participant in any calendar year under a Performance Unit Award, an EVA Award or other cash Award shall not exceed $30,000,000.
         (e) Adjustments. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Sections 16 and 17 hereof.

6.       STOCK OPTIONS
         (a) Grant of Stock Options. Stock Options may be granted to Participants by the Committee, at any time as determined by the Committee.
         (b) Terms of Stock Options. The Committee shall determine the terms and conditions of each Stock Option, the number of shares subject to the Stock Option, and whether the Stock Option is an Incentive Stock Option or a Nonstatutory Stock Option. The option price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company's common stock on the date the Stock Option is granted. Notwithstanding the foregoing, a Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
         (c) Term of Stock Options. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant.
         (d) Exercisability of Stock Options. Each Stock Option shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares (held for at least six months to the extent necessary to avoid any variable accounting on such option) or purchased on the open market and having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, and (iv) such other methods of payment as the Committee, at its discretion, deems appropriate, provided, that payment of the common stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.
                  Except as otherwise provided in a LIPTA, in the event the Service of a Participant holding a Stock Option terminates (other than upon the Participant's death or Disability), the Participant may exercise his or her Stock Option (to the extent that the Participant was entitled to exercise such Stock Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the

                  Participant's Service (or such longer or shorter period specified in the LIPTA for such Stock Option), or (ii) the expiration of the term of the Stock Option as set forth in the LIPTA. If, after termination, the Participant does not exercise his or her Option within the time specified in the LIPTA, the Stock Option shall thereafter terminate.
         (e) Vesting. The total number of shares of Common Stock subject to a Stock Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Stock Options may vary. The provisions of this subsection 6(e) are subject to any Stock Option provisions governing the minimum number of shares of Common Stock as to which a Stock Option may be exercised.
         (f) Incentive Stock Option Requirements. Stock Options granted under the Plan as Incentive Stock Options shall have such terms as required by Sections 422 of the Code for an Incentive Stock Option, including, but not limited to, the following terms in this Section 6(f).
                  (i) Incentive stock options shall be granted only to employees of the Company or its subsidiary.
                  (ii) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted or one hundred ten percent (110%) in the case of a grant of an Incentive Stock Option to a Ten Percent Shareholder. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
                  (iii) The maximum term of an Incentive Stock Option shall be ten years from the date of grant provided that the maximum term of an Incentive Stock Option granted to a Ten Percent Shareholder shall be five years from the date of grant of the Incentive Stock Option.
                  (iv) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliated corporations) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
                  (v) The maximum number of shares which may be issuable pursuant to the exercise of Incentive Stock Options shall not exceed 1,500,000.
         (e) No Repricings Permitted. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the Participant at a lower exercise price or reduce the option price of an outstanding Stock Option.

7.       STOCK APPRECIATION RIGHTS
         (a) Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to fair value accounting.
         (b) The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of the Company's common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines to apply to the SAR; provided, however, that the term of the SAR shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces.

         (c) Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of common stock of the Company on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR which may be made only in stock.

8.       RESTRICTED STOCK AND RESTRICTED STOCK UNITS
         Restricted Stock and Restricted Stock Units may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any or both of the following:
         (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or
         (b) a requirement that the holder forfeit (or in the case of shares or units sold to the Participant resell to the Company at cost) such shares or units in the event of termination of employment during the period of restriction.
         All restrictions shall expire at such times as the Committee shall specify.

9.       PERFORMANCE STOCK
         The Committee shall designate the Participants to whom long-term performance stock "Performance Stock") is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each award of Performance Stock shall entitle the Participant to a payment in the form of shares of common stock of the Company upon the attainment of performance goals and other terms and conditions specified by the Committee.
         Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a Participant pursuant to a Performance Stock award.

10.      PERFORMANCE UNITS
         The Committee shall designate the Participants to whom long-term performance units ("Performance Units") are to be awarded and determine the number of units and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each Performance Unit award shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.
         Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Unit Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $30,000,000. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit award.

11.      EVA AWARDS
         (a) Definitions. The following terms shall have the meanings given them below in this Section 11 for purposes of the EVA Awards granted under the Plan.
                  (1) "Adjusted Basic Award" means the Basic Award adjusted by the percentage completion of a Target Goal.
                  (2) "Annual Review" means the annual review by the Committee of each LTIPA entered into under the Plan. The review will determine the Phase Level attainment by the Participant, any proposed changes to the

                           LTIPA, evaluate the Participant's performance during the Performance Period and provides the basis for the Committee's determination of an individual Award.
                  (3) "Basic Award" means that monetary value set forth in the LTIPA that could form the basis of the Award that may be achieved upon full attainment of the Target Goal.
                  (4) "EVA" means the net operating profit after taxes, as adjusted to eliminate the effect of non-economic elements of generally accepted accounting principles, ("NOPAT"), less the weighted average cost of capital employed during the year ("Employed Capital"). The Committee shall have the discretion to adjust NOPAT to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business,
                           (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.
                  (5) "EVA Unit" means the designated unit of EVA identified in the LTIPA.
                  (6) "Payment Cycle" shall mean that period of time over which an Award, if earned, may be paid.
                  (7) "Phase Level" means the level of attainment achieved during a Performance Period towards accomplishment of a Target Goal. The Phase Level shall be determined annually by the Committee based on recommendations from the CEO and is a factor in determining the Award.
                  (8) "Performance Period" means a period of time designated in the LTIPA during which performance under the Plan will be measured and may be a period of at least one year and up to ten years in length and which may overlap, provided that no two Performance Periods under the Plan of equal length shall coincide.
                  (9) "Target Goal" means the EVA objective set forth in the LTIPA.
         (b) Eligibility and Participation. Only the following employees of the Company or its subsidiary shall be eligible for an EVA Award. Employees employed by the Company or its subsidiary on the last day of the Performance Period, who:
                  (1) are specifically designated as Participants in the Plan by the Committee;
                  (2) have been designated to be eligible to receive an EVA Award by the Committee;
                  (3) have executed an LIPTA which is executed by the CEO (or, with respect to the LTIPA of the CEO, a non-employee member of the Committee);
                  (4)      have achieved relevant LTIPA performance criteria;
                           and
                  (5) have participated in Annual Reviews of the LTIPA during the Performance Period.
         (c) EVA Award. The EVA Award is the Adjusted Basic Award multiplied by the Phase Level attained by the Participant and a factor the numerator of which is the average of the closing price of the common stock of the Company (on the principal stock exchange on which the Company's common stock is traded, as determined by the Company) for the six months preceding the last day of a Performance Period and the denominator is the average closing price of the common stock of the Company (on the principal stock exchange on which the Company's common stock is traded, as determined by the Committee) for the six months preceding the execution of a Participant's LIPTA ("Beginning Stock Price"). The factor so determined shall not be less than one.
                  The Adjusted Basic Award shall be determined based on the EVA Unit and the Participant's achievement of the Target Goal. At an achievement level of 49.99%, the Adjusted Basic Award is 0% of the Basic Award. The Adjusted Basic Award is the percent of the Target Goal achieved (at 50% or higher) multiplied by the Basic Award, not to exceed 100% of the Basic Award.
                  (1) A Participant's potential Award shall be earned after the last day of a Performance Period and upon the final approval of the Compensation Committee of the Award. Portions of the Award are subject to forfeiture during the Payment Cycle as provided in
                           Section 11(d). The Participant shall have no interest in the Award until the final approval of the Compensation Committee of the Award.

                  (2) The actual Award granted to a Participant hereunder shall be based upon the Company's overall performance, the EVA Unit's overall performance and the Participant's individual performance and shall be determined by the Committee, in its sole discretion.
                  (3) No Award will be granted if a Participant's individual performance is unsatisfactory, as determined by the Committee in its sole discretion, upon the advice of the Chief Executive Officer.
         (d) Form and Time of Payment of EVA Award. The form of payment shall be in stock or cash at the sole discretion of the Committee. The amounts paid under an Award shall be paid to the Participant less applicable federal, state, local income and employment taxes, during the Payment Cycle after the date on which the Award has been approved by Committee. If the Award is paid in stock, then sufficient shares shall be withheld to meet withholding obligations unless other arrangements have been made by the Participant. The shares to be delivered in payment (including any Deferred Award Payments as provided below) shall be valued at the average price for the five trading days prior to the date payment to the Participant.
                  (1) The Committee shall have the authority to approve, reduce or eliminate an potential EVA Award and portions thereof. The Payment Cycle shall commence on the date that an EVA Award is approved by the Committee and shall extend for 24 months after the end of the Performance Period.
                  (2) As provided in the LIPTA for the EVA Award, the Committee shall determine in its discretion what portion, if any, of one-half of the potential EVA Award shall be paid initially to a Participant ("Initial Award Payment"). The amount of the Initial Award Payment to be paid shall be paid as soon as administratively practicable after approval by the Committee of the EVA Award.
                  (3) The Committee shall determine in its discretion what portion of the remaining half of the potential EVA Award shall be paid to a Participant ("Deferred Award Payment"). Deferred Award Payments shall not be vested or earned until the conditions for payment set forth below or in the LIPTA for the EVA Award under which the Deferred Award Payment would be paid. The amount of the Deferred Award Payment that may be paid to the Participant shall be subject to the following forfeiture provisions in this Section 11(d)(3):
                           (i) One-half of the approved Deferred Award Payment shall be paid 12 months after the end of the Performance Period and one-half of the approved Deferred Award Payment shall be paid 24 months after the end of the Performance Period subject to the following forfeiture provisions.
                           (ii) As provided in the Participant's LTIPA for the EVA Award, (A) failure of the EVA Unit to achieve the same level of the Target Goal as was obtained during the Performance Period in the 12 months following the Performance Period will result in forfeiture of one-half of the Deferred Award Payment, and (B) failure to achieve the EVA Unit in the 12 months beginning 12 months after the ending of the Performance Period and ending 24 months after the end of the Performance Period will result in the forfeiture of one-half of the Deferred Award Payment. Payment of a portion of the Deferred Award Payment, if applicable, shall be made as soon as administratively practicable following the end of the applicable 12-month period.
                           (iii) Among other conditions to be included in a Participant's LTIPA, the Committee may require a Participant who is eligible to receive a Deferred Award Payment to remain in employment with the Company or its subsidiary through the payment date as a condition for such payment.
         (e)      Disability, Death and Other Terminations
                  (1) In the event of the termination of a Participant's employment due to his or her Disability or death, such Participant (or the Participant's probate estate, in the event of his or her death) may receive payment of an EVA Award, consistent with the terms of the Plan, subject to the terms of the LIPTA for the EVA Award and at the sole discretion of the Committee. Any such Award shall be determined and paid in accordance with the regular procedures of the Plan.
                  (2) In the event of the Participant's death, should an EVA Award be approved under Section 11(e)(1), such EVA Award shall be paid in cash or stock, less applicable federal, state, and local income and employment taxes, on the normal EVA Award payout date and subject to the terms of forfeiture, to the Participant's estate, or to the person or persons who have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to such Award, in the determination and discretion of the Committee.
                  (3) In the event of the termination of a Participant's employment for reasons other than his or her Disability or death, such Participant's right to receive an EVA Award, if any, shall be determined by the following terms in this Section 11(e)(3):
                           (i)      If the Participant's employment is
                                    terminated during the Performance Period for the EVA Award, then the Participant shall not be eligible to any payment under the EVA Award.
                           (ii)     If the Participant's employment is
                                    terminated following the Performance Period for the EVA Award and the Committee has approved the payment of the EVA Award to the Participant, then the EVA Award shall be paid to the Participant subject to the conditions for the payment of the EVA Award (including the achievement of the EVA Unit's Target Goals during the two 12-month periods following the Performance Period required for the payment of the Deferred Award Payments set forth in Section 11(d)).
         (f) No Reallocation of EVA Awards. In no event may the portion of the potential EVA Award allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

12.      CASH BONUS AWARDS
         The Committee may designate the employees of the Company who are eligible to receive a cash bonus payment in any calendar year based on an incentive pool to be determined by the Committee. The Committee shall allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed fifty (50%) of the total pool. As soon as possible after the determination of the incentive pool for a calendar year, the Committee shall calculate the Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The Participant's incentive award then shall be determined by the Committee based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

13.      OTHER STOCK OR CASH AWARDS
         In addition to the incentives described in sections 6 through 12 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate; provided, an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

14.      PERFORMANCE GOALS
         Except as provided with respect to EVA Awards, cash bonus Awards and awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to any one or more business criteria within the meaning of Section 162(m) of the

         Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company common stock; return on net assets, equity or stockholders' equity; market share; or total return to stockholders ("Performance Criteria"). Any one or more Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.
         Any Performance Criteria may include or exclude Special Items. Special Items shall include (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or
         (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.
         With respect to Awards subject to a Performance Criteria, the Committee shall have the authority to reduce (but not increase) the payouts on such Awards and shall have the authority to limit (but not waive) the actual performance-based vesting of such Awards in its sole discretion.

15.      DEFERRAL OF PAYMENT ON AWARDS
         Subject to the provisions of Section 409A of the Code and any regulatory guidance promulgated thereunder, a Participant and the Company may enter into an agreement under which the payment of amounts payable under a vested Award shall be deferred on terms and conditions to be established by the Participant and the Company.

16.      ADJUSTMENT PROVISIONS
         (a) If the Company shall at any time change the number of issued shares of common stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an award in any calendar year, and the number of shares covered by each outstanding award and the price therefor, if any, shall be equitably adjusted by the Committee, in its sole discretion.
         (b) In the event of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding common stock of the Company being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Company shall have the authority to provide in the controlling agreement for such transaction (i) that there shall be substituted, as determined by the Committee in its discretion, for each share of common stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Company will be entitled pursuant to the transaction, (ii) that the acquiring or surviving corporation in the transaction shall assume the outstanding Awards under the Plan (which may be exercisable into the securities of the acquiring or surviving corporation), (iii) that all unexercised Awards shall terminate immediately prior to such transaction unless exercised prior to the closing of the transaction, or (iv) a combination of the foregoing.

17.      SUBSTITUTION AND ASSUMPTION OF AWARDS
         Without affecting the number of shares reserved or available hereunder, the Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Company or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

18.      TRANSFERABILITY
         Each Award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the Participant's lifetime only by the Participant or, in the event of Disability, by the Participant's personal representative. In the event of the death of a

         Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution.

19.      TAXES
         The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A Participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of common stock, having a fair market value equal to the amount required to be withheld.

20.      OTHER PROVISIONS
         (a) The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant's employment, requirements or inducements for continued ownership of common stock after exercise or vesting of Awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of non-solicitation, non-disparagement, non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a Award for such period and upon such terms as the Committee shall determine.
         (b) In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.
         (c) The Committee, in its sole discretion, may permit or require a Participant to have amounts or shares of common stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Company's books of account.
         (d) As a condition for the receipt of stock Awards under the Plan, a Participant shall agree to be bound by the employment policies of the Company pertaining to the securities of the Company including but not limited to the insider trading restrictions of the Company.

21.      NO RESERVE OR TRUST
         Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. All amounts payable under the Plan shall be paid out of the general funds of the Company.


22.      NO RIGHT TO ASSIGN
         No right or interest of any Participant in the Plan or in any unpaid Award shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.


23.      NO EMPLOYMENT RIGHTS CONFERRED
         Nothing contained in the Plan or any Award shall confer upon any employee any right with respect to continuation of employment with the Company in any capacity or interfere in any way with the right of the Company to terminate an employee's employment at any time or guarantee any right of participation in any other employee benefit or compensation plan of the Company.

24.      SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL
         The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If a Change of Control occurs, then this Plan shall immediately terminate.
         Except as otherwise provided in an LTIPA, upon a Change in Control of the Company, the Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units. The Committee shall in its sole discretion determine the status of achievement of a particular Target Goal and shall specify an Adjusted Basic Award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control ("Change in Control Award"). A Change in Control Award shall be modified as outlined below and shall be paid 30 days after the consummation of the Change in Control. Any Deferred Award payments outstanding upon a Change in Control shall be paid 30 days after the Change in Control In the event of a Change in Control, all EVA Awards or cash Awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the EVA Awards or cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the EVA Awards.

25.      GOVERNING STATE LAW AND COMPLIANCE WITH SECURITIES LAWS
         (a) The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).
         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any stock Award or any common stock issued or issuable pursuant to any such stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of common stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell common stock upon exercise of such stock Awards unless and until such authority is obtained.

26.      DURATION, AMENDMENT AND TERMINATION
         The Board or the Committee may amend, suspend, terminate or reinstate the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award (subject to the reservation of the authority of the Committee to reduce payments on Awards) or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the Securities and Exchange Commission, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Section 162(m) of the Code.
         Neither the Board nor the Committee may cancel an Award once the Award has been granted by the Committee, including any Deferred Award Payments. Each year on the anniversary of the LTIPAs, the CEO shall present to the Committee any recommendations for changes in the Plan or in the LTIPAs previously approved by the Committee (subject to the restrictions on the grant of authority to the Committee in Section 3).

27.      EFFECTIVE DATE AND TERM OF THE PLAN
         The Plan was adopted by the Board of Directors on January 3, 2005, to be effective March 1, 2005, subject to stockholder approval. The Plan shall continue for a term of ten years from the date of its adoption. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

                                                                      Appendix C


                             HEADWATERS INCORPORATED
                         COMPENSATION COMMITTEE CHARTER

                                November 6, 2004


         This Charter governs the operation of the Compensation Committee of the Board of Directors of Headwaters Incorporated (the "Corporation").

Composition

         The Compensation Committee shall be comprised of two (2) or more individuals selected by the Board of Directors from among its own members. The members of the Compensation Committee shall be elected each year by the Board of Directors, shall be comprised of "independent" directors as defined by the listing standards of the National Association of Securities Dealers, and shall serve until such time as they resign or their successors are duly elected and qualified by the Board of Directors. Unless a chairperson for the Compensation Committee is designated by election of the Board of Directors, the members of the Compensation Committee may elect, by there own majority vote, a chairperson.

Statement of Policy

         The Compensation Committee shall provide assistance to the Board of Directors in overseeing compensation policies and practices of the Corporation. Compensation shall be understood to include all cash, benefits, and equity paid, in whatever form, to an employee, officer, or director of the Corporation.

         The criteria used by the Committee to evaluate compensation policies and practices shall include but not be limited to (1) value added during a compensation period, (2) level of responsibility, (3) appropriate incentives,
(4) industry comparables, (5) principles of fairness and balance, and (6) general principles of sound business practice.

Responsibilities and Processes

         The following shall be the principal recurring responsibilities and processes of the Compensation Committee. The responsibilities and processes are set forth as a guide with the understanding that the Compensation Committee may alter or supplement them as appropriate.

         1. Review and approve the compensation levels and policies for the members of the Board of Directors of the Corporation.

         2. Review and approve the corporate goals and objectives with respect to compensation for the chief executive officer. Evaluate the chief executive officer's performance in light of corporate goals and objectives and, based upon these evaluations, set the chief executive officer's compensation, including salary, bonus, incentive, and equity compensation.

         3. Review and approve the compensation structure set by chief executive officer for the Corporation's other senior executive officers, including salary, bonus, incentive, and equity compensation.

         4. Review and approve the compensation guidelines or practices for the Company's employees and the criteria by which bonuses to the Company's employees are determined.

         5. Administer the Corporation's stock incentive plans, authorize grants under such plans, and recommend changes in such plans to the Board of Directors, as needed. Changes may include recommendations to amend such plans or change the number of shares reserved for issuance thereunder.

         6. The Compensation Committee shall perform such other activities and functions related to the compensation policies and practices of the Corporation as may be assigned from time to time by the Board of Directors.

         7. In performing any of its duties and responsibilities, the Committee may retain compensation consultants, experts, or advisors, as needed, and may consult with the Corporation's internal or outside legal counsel. Further, the Committee may and shall have the authority to retain independent legal counsel and to approve such counsel's fees and other terms of retention.

Reports and Meetings

         1. The Compensation Committee shall prepare or cause the preparation of a report as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement or annual report.

         2. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors of Directors.

         3. The Committee shall submit any recommendations for changes to the Compensation Committee Charter to the full Board of Directors for approval.

Reliance on Information Provided

         In adopting this Compensation Committee Charter, the Board of Directors acknowledges that the Compensation Committee members may not be legal experts and are not providing any expert or special assurance as to the Corporation's legal compliance. Each member of the Compensation Committee shall be entitled to rely on the accuracy and completeness of the compensation information and other information provided by persons and organizations within and outside the Corporation, absent actual knowledge to the contrary.

                                      C-2